UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ARES MANAGEMENT CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0-11.

Ares Management Corporation
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067-4733

April 28, 2023
Dear Stockholder,
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Ares Management Corporation (the “Company”) to be held on June 12, 2023 at 3:30 p.m. Eastern Time, electronically at www.virtualshareholdermeeting.com/ARES2023. In order to facilitate access for our stockholders, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. Stockholders will be afforded the same rights and opportunities to vote, ask questions and participate as they would at an in-person annual meeting. In particular, stockholders may submit questions in advance of, or live during, the Annual Meeting by following the instructions and rules of conduct on the Annual Meeting website. During the Annual Meeting, the Company intends to answer questions that are pertinent to the Company and the official business of the Annual Meeting, subject to time constraints.

The agenda for the Annual Meeting includes:

•the election of directors for one-year terms expiring in 2024 (Proposal 1);

•the ratification of Ernst & Young LLP as our independent registered public accounting firm for our 2023 fiscal year (Proposal 2); and

•the approval of the Ares Management Corporation 2023 Equity Incentive Plan (Proposal 3).

The Company’s board of directors recommends a vote FOR the election of each of the director nominees listed herein, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and FOR the approval of the Ares Management Corporation 2023 Equity Incentive Plan.

Your interest in the Company and your vote are very important to us. The enclosed proxy materials contain detailed information regarding the business that will be considered at the Annual Meeting. It is important that all stockholders participate in the affairs of the Company, regardless of the number of shares owned. Accordingly, we encourage you to read the proxy materials and vote your shares as soon as possible. You may authorize your proxy via the Internet or telephone or, if you received a paper copy of the proxy materials, by mail by completing and returning the proxy card. Instructions for voting can be found on your notice of internet availability or proxy card. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ARES2023, you must enter the control number found on your proxy card, voting instruction form or notice you will receive. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

If you hold shares of the Company's common stock in “street name” through a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares, or obtain a proxy in your name from your broker, bank or other nominee.

On behalf of the Company and our board of directors, I would like to express our appreciation for your ongoing interest in Ares Management Corporation.

Sincerely,
/s/ Antony P. Ressler
Antony P. Ressler
Executive Chairman of the Board of Directors

Ares Management Corporation
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067-4733
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2023

TIME	3:30 p.m. Eastern Time
VIRTUAL MEETING DETAILS	www.virtualshareholdermeeting.com/ARES2023
ITEMS OF BUSINESS	(1)
To elect directors for one-year terms expiring at the 2024 Annual Meeting of Stockholders once their respective successors have been duly elected and qualified or until their earlier resignation or removal (Proposal 1).

	(2)	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our 2023 fiscal year (Proposal 2).
	(3)	To approve the Ares Management Corporation 2023 Equity Incentive Plan (Proposal 3).
	(4)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
RECORD DATE	You are entitled to vote only if you were a stockholder of record at the close of business on April 14, 2023.
PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote online at www.proxyvote.com or via telephone by calling (800) 690-6903 or (800) 454-8683, or to complete and return a proxy card (no postage is required).

In order to facilitate access for our stockholders, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ARES2023, you must enter the control number found on your proxy card, voting instruction form or notice you will receive. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Stockholders will be afforded the same rights and opportunities to vote, ask questions and participate as they would at an in-person annual meeting. In particular, stockholders may submit questions in advance of, or live during, the Annual Meeting by following the instructions and rules of conduct on the Annual Meeting website. During the Annual Meeting, the Company intends to answer questions that are pertinent to the Company and the official business of the Annual Meeting, subject to time constraints.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 12, 2023: As permitted by rules adopted by the SEC, rather than mailing a full paper set of these proxy materials, we are mailing to many of our stockholders only a notice of internet availability of proxy materials containing instructions on how to access these proxy materials and submit their respective proxy votes online. This proxy statement, our 2022 Annual Report on Form 10-K, and the proxy card are available at www.proxyvote.com. You will need your notice of internet availability or proxy card to access these proxy materials.

By Order of the Board of Directors,
/s/ Naseem Sagati Aghili

Naseem Sagati Aghili
General Counsel and Corporate Secretary

Los Angeles, California
April 28, 2023

Ares Management Corporation
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067-4733
PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS
The board of directors (the “Board”) of Ares Management Corporation, a Delaware corporation (the “Company,” “Ares,” “we,” “us” or “our”), has prepared this document to solicit your proxy to vote upon certain matters at the Company's 2023 Annual Meeting of Stockholders (the “Annual Meeting”).
These proxy materials contain information regarding the Annual Meeting, to be held on June 12, 2023, beginning at 3:30 p.m. Eastern Time electronically at www.virtualshareholdermeeting.com/ARES2023, and at any adjournment or postponement thereof. In order to facilitate access for our stockholders, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ARES2023, you must enter the control number found on your proxy card, voting instruction form or notice you will receive. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Stockholders will be afforded the same rights and opportunities to vote, ask questions and participate as they would at an in-person annual meeting. In particular, stockholders may submit questions in advance of, or live during, the Annual Meeting by following the instructions and rules of conduct on the Annual Meeting website. During the Annual Meeting, the Company intends to answer questions that are pertinent to the Company and the official business of the Annual Meeting, subject to time constraints. As permitted by the rules adopted by the Securities and Exchange Commission (the “SEC”), rather than mailing a full paper set of these proxy materials, we are mailing to many of our stockholders only a notice of internet availability of proxy materials (the “Notice”) containing instructions on how to access and review these proxy materials and submit their respective proxy votes online. If you receive the Notice and would like to receive a paper copy of these proxy materials, you should follow the instructions for requesting such materials located at www.proxyvote.com.

QUESTIONS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS
It is anticipated that we will begin mailing the Notice, and that these proxy materials will first be made available online to our stockholders, on or about April 28, 2023. For those stockholders receiving paper materials, it is also anticipated that we will begin mailing this proxy statement, the proxy card, and our 2022 Annual Report on Form 10-K (the “Annual Report”) on or about April 28, 2023. The information regarding stock ownership and other matters in this proxy statement is as of April 14, 2023 (the “Record Date”), unless otherwise indicated.
What may I vote on?
You may vote on the following proposals:
•the election of directors for one-year terms expiring at the 2024 Annual Meeting of Stockholders once their respective successors have been duly elected and qualified, or until their earlier resignation or removal (“Proposal 1”);
•the ratification of the selection of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for our 2023 fiscal year (“Proposal 2”); and
•the approval of the Ares Management Corporation 2023 Equity Incentive Plan (“Proposal 3”).

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED HEREIN, FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2023 FISCAL YEAR AND FOR THE APPROVAL OF THE ARES MANAGEMENT CORPORATION 2023 EQUITY INCENTIVE PLAN.

Who may vote?
Stockholders of record of our Class A common stock, par value $0.01 per share, our Class B common stock, par value $0.01 per share, and our Class C common stock, par value $0.01 per share, at the close of business on the Record Date are entitled to receive the Notice and these proxy materials and to vote their respective shares at the Annual Meeting. The Record Date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 14, 2023. As of the Record Date, there were 177,966,353 shares of our Class A common stock outstanding, 1,000 shares of our Class B common stock outstanding and 120,438,398 shares of our Class C common stock outstanding.
Holders of our Class A common stock are entitled to one vote per share of Class A common stock. On any date on which the Ares Ownership Condition (defined below) is satisfied, holders of our Class B common stock are, in the aggregate, entitled to a number of votes equal to (x) four times the aggregate number of votes attributable to our Class A common stock minus (y) the aggregate number of votes attributable to our Class C common stock. On any date on which the Ares Ownership Condition is not satisfied, holders of our Class B common stock are not entitled to vote on any matter submitted to a vote of our stockholders. The holder of our Class C common stock is generally entitled to a number of votes equal to the number of Ares Operating Group Units held of record by each Ares Operating Group limited partner other than the Company and its subsidiaries. Shares of our non-voting common stock, par value $0.01 per share, are not entitled to vote on matters submitted to a vote of our stockholders. As of the Record Date, there were 3,489,911 shares of our non-voting common stock outstanding.

As of the Record Date, (i) each share of our Class A common stock is entitled to one vote, (ii) each share of our Class B common stock is entitled to approximately 591,427 votes and (iii) each share of our Class C common stock is entitled to one vote. As of the Record Date, there were 177,966,353 shares of our Class A common stock outstanding representing 177,966,353 votes, 1,000 shares of our Class B common stock outstanding representing 591,427,014 votes and 120,438,398 shares of our Class C common stock outstanding representing 120,438,398 votes for a total of 889,831,765 votes. For information about the holders of our Class B common stock and Class C common stock, please see “Corporate Governance and Other Board Information—Controlled Company Exemption.”

References to the “Ares Operating Group” refer to Ares Holdings L.P. References to an “Ares Operating Group Unit” refer to a partnership unit in the Ares Operating Group entity.

The “Ares Ownership Condition” is a determination of our Board on or about January 31 of each year as to whether the total voting power held collectively by (i) holders of our Class C common stock (currently Ares Voting LLC (“Ares Voting”)), (ii) then-current or former Ares personnel (including indirectly through related entities) and (iii) Ares Owners Holdings L.P. (“Ares Owners”), without duplication, is at least 10% of the collective voting power of our outstanding Class A common stock and our Class C common stock, voting together as a single class (collectively, the “Designated Stock”). For purposes of determining whether the Ares Ownership Condition is satisfied, the Board will treat as outstanding, and as held by the foregoing persons, all shares of common stock deliverable to such persons pursuant to equity awards granted to such persons.

The Ares Ownership Condition is satisfied as of January 31, 2023 because Ares Voting, current and former Ares personnel and Ares Owners owned a number of shares of our Class A common stock and Ares Operating Group Units such that our Class C stockholder, Ares Owners and current and former Ares personnel (and their related entities) controlled approximately 45% of the voting power of the Designated Stock. In addition, certain former Ares personnel (and their related entities) hold shares of our Class A common stock. All such additional shares of our Class A common stock would be considered in determining whether the Ares Ownership Condition is satisfied.

As of the Record Date, the voting power of the shares of our Class A common stock held by stockholders other than Ares Owners was approximately 164,167,244 votes, which includes shares held by Ares employees.

How do I vote?
We have elected to provide access to proxy materials over the Internet under the SEC's “notice and access” rules to reduce the environmental impact and cost of the Annual Meeting. However, if you prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice. If you are attending the Annual Meeting electronically at www.virtualshareholdermeeting.com/ARES2023, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.
Stockholders of Record
If your Class A common stock is registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares. As a stockholder of record, you have the right to vote by proxy.
You may vote by proxy in any of the following three ways:
•    Internet. Go to www.proxyvote.com to use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the website.

•    Phone. Call Broadridge Financial Solutions, Inc. by using any touch-tone telephone to transmit your voting instructions. Call (800) 690-6903 if you hold shares in your own name and (800) 454-8683 for shares held through a broker. Have your proxy card in hand when you call.
•    Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.
Voting by any of these methods will not affect your right to attend the Annual Meeting and vote. However, for those who will not be voting electronically at www.virtualshareholdermeeting.com/ARES2023 at the Annual Meeting, your final voting instructions must be received by no later than 11:59 p.m. Eastern Time on June 11, 2023.
Beneficial Owners
Most of our stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in “street name”, and the Notice is being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing the broker, bank or other nominee on how to vote your shares. Unless you provide specific voting instructions, your broker, bank or other nominee will only have the discretion to vote shares it holds on your behalf with respect to Proposal 2 (the ratification of Ernst & Young as our independent registered public accounting firm for our 2023 fiscal year), but not with respect to Proposal 1 (the election of directors) or Proposal 3 (the approval of the Ares Management Corporation 2023 Equity Incentive Plan) as more fully described under “What is a broker ‘non-vote’?” below.

Can I change my vote?
Yes. If you are the stockholder of record, you may revoke your proxy before it is exercised by doing any of the following:
•sending a letter to us stating that your proxy is revoked;
•signing a new proxy and sending it to us; or
•attending the Annual Meeting and voting.

Beneficial owners should contact their broker, bank or other nominee for instructions on changing their votes.
How many votes must be present to hold the Annual Meeting?
A “quorum” is necessary to hold the Annual Meeting. The stockholders holding at least one-third of the voting power of the outstanding stock of the class or classes entitled to vote, represented either in person or by proxy, shall constitute a quorum for the purposes of the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.
How many votes are needed to approve the proposals?
Election of Directors:
You may vote “FOR”, “AGAINST” or “ABSTAIN” for Proposal 1 (the election of directors). At the Annual Meeting, a “FOR” vote by a plurality of votes cast is required for the election of directors. For this purpose, the eleven director nominees receiving the highest number of shares voted “FOR” their election will be elected. Abstention votes and broker “non-votes” are not considered votes cast for the foregoing purpose and will have no effect on the election of the director nominees.
Ratification of Ernst & Young as Our Independent Registered Public Accounting Firm:
You may vote “FOR,” “AGAINST” or “ABSTAIN” for Proposal 2 (the ratification of Ernst & Young as our independent registered public accounting firm for our 2023 fiscal year). At the Annual Meeting, a “FOR” vote by a majority of votes cast is required for passage of this Proposal. For this purpose, a majority of the votes cast means that the number of shares voted “FOR” Proposal 2 must exceed the number of votes cast “AGAINST” Proposal 2. Abstentions and broker “non-votes” are not considered votes cast for the foregoing purpose and will have no effect on the vote for this Proposal.

Approval of the Ares Management Corporation 2023 Equity Incentive Plan:
You may vote “FOR,” “AGAINST” or “ABSTAIN” for Proposal 3 (the approval of the Ares Management Corporation 2023 Equity Incentive Plan). At the Annual Meeting, a “FOR” vote by a majority of votes cast is required for passage of this Proposal. For this purpose, a majority of the votes cast means that the number of shares voted “FOR” Proposal 3 must exceed the number of votes cast “AGAINST” Proposal 3. Abstentions and broker “non-votes” are not considered votes cast for the foregoing purpose and will have no effect on the vote for this Proposal.
Where can I find the voting results of the Annual Meeting?
The Company will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
What is a broker “non-vote?”
If you are a beneficial owner of shares held in “street name” and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, such organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is commonly referred to as a broker “non-vote.”
Proposal 1 (the election of directors) and Proposal 3 (the approval of the Ares Management Corporation 2023 Equity Incentive Plan) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without your instructions on non-routine matters. For your vote to be counted in these Proposals, you will need to communicate your voting decisions to your broker, bank or other nominee using the voting instruction form provided by your broker, bank or other nominee.
Proposal 2 (the ratification of Ernst & Young as our independent registered public accounting firm for our 2023 fiscal year) is a matter considered routine under applicable rules. A broker, bank or other nominee may generally vote on routine matters without your specific voting instructions.
Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.
Will any other matters be acted on at the Annual Meeting?
If any other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will have discretion to vote on those matters. As of the date of these proxy materials, we did not know of any other matters to be presented at the Annual Meeting.
Who pays for this proxy solicitation?
We will pay the expenses of soliciting proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by our directors or associates. We will reimburse brokers, banks and other nominees, custodians and fiduciaries for costs incurred by them in mailing these proxy materials to the beneficial owners of our voting common stock held of record by such persons.
Whom should I contact with other questions?
If you have additional questions about these proxy materials or the Annual Meeting, please contact Ares Management Corporation, Attn: Investor Relations, 245 Park Avenue, 44th Floor, New York, NY 10167, Telephone: (800) 340-6597.

PROPOSAL 1: ELECTION OF DIRECTORS
Board Structure and the Nominees
The Board is currently comprised of eleven directors. Each director shall hold office for the term for which such director is elected and thereafter until such director’s successor shall have been duly elected and qualified. Except as otherwise expressly provided in our Certificate of Incorporation, the holders of our voting common stock are entitled to vote on all matters on which stockholders of a corporation are generally entitled to vote under the Delaware General Corporation Law, including the election of our Board.

In connection with the Annual Meeting, the Board has nominated each of Messrs. Arougheti, Bhutani, deVeer, Kaplan, Joubert, Lynton and Rosenthal, Mses. Bush and Naughton and Dr. Olian for reelection as Class II directors and Mr. Ressler for reelection as a Class I director (collectively, the “Nominees”), each for a one year term expiring at our 2024 Annual Meeting of Stockholders once their respective successors have been duly elected and qualified or until their earlier resignation or removal. The Company’s Certificate of Incorporation and Bylaws (the “Organizational Documents”) provide that each director shall be elected by a plurality of the votes cast at a meeting of stockholders for the election of directors.

Set forth below is information concerning our directors as of April 28, 2023, and the key experience, qualifications and skills they bring to the Board.
The Nominees

Name	Age	Position(s) Held with Company and Length of Time Served
Michael J Arougheti	50	Director (Class II Director) since March 2014, Co-Founder, Chief Executive Officer and President
Ashish Bhutani	62	Director (Class II Director) since January 2023*
Antoinette Bush	66	Director (Class II Director) since January 2019*
R. Kipp deVeer	50	Director (Class II Director) since February 2020, Head of Credit Group
Paul G. Joubert	75	Director (Class II Director) since May 2014*
David B. Kaplan	55	Director (Class II Director) since March 2014 and Co-Founder
Michael Lynton	63	Director (Class II Director) since May 2014*
Eileen Naughton	65	Director (Class II Director) since December 2021*
Dr. Judy D. Olian	71	Director (Class II Director) since May 2014*
Antony P. Ressler	62	Director (Class I Director) since March 2014, Executive Chairman and Co-Founder
Bennett Rosenthal	59	Director (Class II Director) since March 2014, Co-Founder and Chairman of Private Equity Group
*Our Board has determined that this director is independent for purposes of the New York Stock Exchange (“NYSE”) corporate governance listing requirements.
Nominees for Class II Directors (Term expires at the 2024 Annual Meeting of Stockholders)
Non-Independent Directors
Michael J Arougheti. Mr. Arougheti is a Co-Founder, the Chief Executive Officer and President and a Director of Ares Management Corporation. He is a member of the Ares Executive Management Committee and the Ares Enterprise Risk Committee. He additionally serves as Co-Chairman of Ares Capital Corporation (“ARCC”), as a director of Ares Commercial Real Estate Corporation (“ACRE”) and is on the Board of Directors of the Ares Charitable Foundation. Mr. Arougheti also is a member of the Ares Credit Group’s U.S. Direct Lending and Pathfinder Investment Committees, the Ares Equity Income Opportunity Strategy Portfolio Review Committee and the Ares Sports, Media and Entertainment Investment Committee. Additionally, Mr. Arougheti is the Co-Chairman of Ares Acquisition Corporation (“AAC”) and Ares Acquisition Corporation II (“AAC II”). Prior to joining Ares in 2004, Mr. Arougheti was employed by Royal Bank of Canada from 2001 to 2004, where he was a Managing Partner of the Principal Finance Group of RBC Capital Partners and a member of the firm’s Mezzanine Investment Committee. Mr. Arougheti oversaw an investment team that originated, managed and monitored a diverse portfolio of middle-market leveraged loans, senior and junior subordinated debt, preferred equity and common stock and warrants on behalf of Royal Bank of Canada and other third-party institutional investors. Mr. Arougheti joined Royal Bank of Canada in

October 2001 from Indosuez Capital, where he was a Principal and an Investment Committee member, responsible for originating, structuring and executing leveraged transactions across a broad range of products and asset classes. Prior to joining Indosuez in 1994, Mr. Arougheti worked at Kidder, Peabody & Co., where he was a member of the firm’s Mergers and Acquisitions Group. Mr. Arougheti also serves on the board of directors of Operation HOPE, a not-for-profit organization focused on expanding economic opportunity in underserved communities through education and empowerment. Additionally, he is a member of the PATH Organization Leadership Council. Mr. Arougheti received a B.A. in Ethics, Politics and Economics, cum laude, from Yale University.
Mr. Arougheti’s knowledge of and extensive experience in investment management, leveraged finance and financial services give the Board valuable industry-specific knowledge and expertise on these and other matters and, in addition to his service as a director of other public companies, position him well to serve on the Board.
R. Kipp deVeer. Mr. deVeer is a Director and Partner of Ares Management Corporation and Head of the Ares Credit Group. He is a member of the Ares Executive Management Committee and the Ares Diversity, Equity and Inclusion Council. He also serves as a Director and Chief Executive Officer of ARCC. Mr. deVeer is a member of the Ares Credit Group’s U.S. Direct Lending, European Direct Lending and Pathfinder Investment Committees. Prior to joining Ares in 2004, Mr. deVeer was a partner at RBC Capital Partners, a division of Royal Bank of Canada, which led the firm's middle market financing and principal investment business. Mr. deVeer joined RBC in October 2001 from Indosuez Capital, where he was Vice President in the Merchant Banking Group. Previously, Mr. deVeer worked at J.P. Morgan and Co., both in the Special Investment Group of J.P. Morgan Investment Management, Inc. and the Investment Banking Division of J.P. Morgan Securities Inc. Mr. deVeer received a B.A. from Yale University and an M.B.A. from Stanford University's Graduate School of Business.
Mr. deVeer’s knowledge of and extensive experience in the credit and capital markets, together with his leadership and strategic guidance in our global Credit business, position him well to serve on the Board.
David B. Kaplan. Mr. Kaplan is a Co-Founder, Director and Partner of Ares Management Corporation. He is a member of the Ares Executive Management Committee and serves on several Ares Investment Committees including, among others, the Ares Corporate Opportunities and Ares Special Opportunities Investment Committees. Additionally, Mr. Kaplan is the Co-Chairman and Chief Executive Officer of AAC and AAC II. Mr. Kaplan joined Ares in 2003 from Shelter Capital Partners, LLC, where he was a Senior Principal from June 2000 to April 2003. From 1991 through 2000, Mr. Kaplan was a Senior Partner of Apollo Management, L.P. and its affiliates. Prior to Apollo, Mr. Kaplan was a member of the Investment Banking Department at Donaldson, Lufkin & Jenrette Securities Corp. Mr. Kaplan currently serves on the supervisory board of directors of MYT Netherlands Parent B.V., the parent entity of Mytheresa GmbH. Mr. Kaplan also serves as a member of the boards of directors of Number Holdings, Inc. and as the Chairman of the board of directors of the parent entity of Cooper’s Hawk Winery & Restaurants. Mr. Kaplan’s previous public company board experience includes Floor & Decor Holdings, Inc., Maidenform Brands, Inc., where he served as the company's Chairman, GNC Holdings, Inc., Dominick's Supermarkets, Inc., Stream Global Services, Inc., Orchard Supply Hardware Stores Corporation, Smart & Final, Inc. and Allied Waste Industries Inc. Mr. Kaplan also currently serves as the Vice Chairman of the Board of Directors of Cedars-Sinai Medical Center, a non-profit hospital, and on the President's Advisory Group of the University of Michigan. Mr. Kaplan graduated with High Distinction, Beta Gamma Sigma, from the University of Michigan with a Bachelor of Business Administration degree, concentrating in Finance.
Mr. Kaplan’s knowledge of and extensive experience with leveraged finance, acquisitions and private equity investments, in addition to his service as a director of other public and private companies, position him well to serve on the Board.
Bennett Rosenthal. Mr. Rosenthal is a Co-Founder of Ares, a Director and Partner of Ares Management Corporation and Chairman of the Ares Private Equity Group. He is a member of the Ares Executive Management Committee and the Ares Diversity, Equity and Inclusion Council. Mr. Rosenthal additionally serves as the Co-Chairman of the Board of Directors of ARCC. Mr. Rosenthal is also a member of the Ares Private Equity Group's Corporate Opportunities and Special Opportunities Investment Committees and the Ares Sports, Media and Entertainment Investment Committee. Mr. Rosenthal joined Ares in 1998 from Merrill Lynch & Co., Inc. where he served as a Managing Director in the Global Leveraged Finance Group. He currently serves on the boards of directors of City Ventures, LLC, and the parent entities of TAG (the Aspen Group), CHG Healthcare Holdings L.P., The AZEK Company, Duly Health and Care, LaserAway, Press Ganey Associates, Inc., TricorBraun and Unified Women's Healthcare. Mr. Rosenthal's previous board of directors experience includes Dawn Holdings, Inc., Hanger, Inc., Jacuzzi Brands Corporation, Maidenform Brands, Inc., National Veterinary Associates, Inc., Nortek, Inc. and other private companies. Additionally, Mr. Rosenthal is the Lead Managing Owner and a Director of the Los Angeles Football Club, where he also serves on the board of the LAFC Foundation. Mr. Rosenthal also currently serves as Chair of the Graduate Executive Board at The Wharton School of the University of Pennsylvania. Mr. Rosenthal graduated, summa cum laude, with a B.S. in Economics from the University of Pennsylvania's Wharton School of Business where he also received his M.B.A. with distinction.

Mr. Rosenthal’s knowledge of and extensive experience with leveraged finance, acquisitions and direct lending and equity investments, in addition to his service as a director of other public and private companies, position him well to serve on the Board.
Independent Directors
Paul G. Joubert. Mr. Joubert is a Director of Ares Management Corporation. He is the Founding Partner of EdgeAdvisors, a privately held management consulting organization founded in July 2008 and has been a Venture Partner in Converge Venture Partners since March 2014. From 1971 until July 2008, Mr. Joubert held various positions at PricewaterhouseCoopers LLP ("PWC"), an international consulting and accounting firm. During his tenure at PWC, Mr. Joubert served as a Partner in the firm's Assurance practice and led its Technology, InfoCom and Entertainment practice for the Northeast region of the United States. Prior to that, he served as Partner-in-Charge of PWC's Northeast Middle Market Group and Chief of Staff to the Vice-Chairman of PWC's domestic operations. From May 2009 to September 2010, Mr. Joubert served on the Board of Directors of Phaseforward, a publicly traded company that was acquired by Oracle in the fall of 2010. Mr. Joubert also served on the board of directors and as the audit committee Chairman of Stream Global Services Inc. from July 2008 until March 2014, when it was acquired by Convergys Corporation. He served on the board of directors and as the audit committee Chairman for ACRE from April 2012 until June 2014. He has also been involved with a number of professional organizations and other institutions, including the Boston Museum of Science, the National Association of Corporate Directors, the Massachusetts Innovation and Technology Exchange, as a director, and the Northeastern University Entrepreneurship Program. Mr. Joubert received a B.A. from Northeastern University.
Mr. Joubert’s long and varied business career and valuable knowledge, insight and experience in financial and accounting matters position him well to serve on the Board.
Michael Lynton. Mr. Lynton is a Director of Ares Management Corporation. Mr. Lynton currently serves as the Chairman of Snap Inc., Warner Music Group and Schrödinger, Inc., and on the board of directors of Boston Beer Company. Mr. Lynton also serves as an advisor to 25madison, a venture capital firm. Mr. Lynton is also a member of the Smithsonian, the Rand Corporation and the Tate. He served as the Chief Executive Officer of Sony Entertainment from April 2012 until February 2017, overseeing Sony's global entertainment businesses, including Sony Music Entertainment, Sony/ATV Music Publishing and Sony Pictures Entertainment. Mr. Lynton also served as Chairman and CEO of Sony Pictures Entertainment from January 2004 to January 2017. Prior to joining Sony Pictures Entertainment, Mr. Lynton worked for Time Warner and served as CEO of AOL Europe, President of AOL International and President of Time Warner International, and earlier served as Chairman and CEO of Pearson plc's Penguin Group where he oversaw the acquisition of Putnam, Inc. and extended the Penguin brand to music and the internet. Mr. Lynton holds a B.A. in History and Literature from Harvard College, where he also received his M.B.A.
Mr. Lynton’s knowledge and extensive business experience, on a global scale, position him well to serve on the Board.
Dr. Judy D. Olian. Dr. Olian is a Director of Ares Management Corporation. Dr. Olian currently serves as the President of Quinnipiac University. Previously, Dr. Olian served as dean of the UCLA Anderson School of Management and the John E. Anderson Chair in Management from January 2006 to July 2018. Prior to her tenure at UCLA, Dr. Olian served as dean and professor of management at the Smeal College of Business Administration at Pennsylvania State University. Earlier, she served in various faculty and executive roles at the University of Maryland and its Robert H. Smith School of Business. Her business expertise centers on aligning organizations’ design with market opportunities, developing strategically coherent human resource systems and incentives, and managing top management teams. Dr. Olian serves as a member of the Business Higher Education Forum and the New Haven Promise (a nonprofit board), which works with low income children in the community. Dr. Olian also serves on the boards of directors of United Therapeutics Corporation and Mattel Corporation, and in the not-for-profit sector, Hartford HealthCare. Dr. Olian received her B.S. in Psychology from the Hebrew University, Jerusalem and her M.S. and Ph.D. in Industrial Relations from the University of Wisconsin, Madison.
Dr. Olian’s knowledge and business expertise in management, in addition to her service on various advisory boards, position her well to serve on the Board.
Antoinette Bush. Ms. Bush is a Director of Ares Management Corporation. Ms. Bush is currently a Senior Advisor to News Corp. From 2013 to 2022, Ms. Bush served as the Executive Vice President and Global Head of Government Affairs for News Corp. Prior to joining News Corp, Ms. Bush was a partner at Skadden, Arps, Slate, Meagher, & Flom LLP. During her nearly twenty-year tenure at Skadden, Ms. Bush rose to become the Partner in charge of the Communications Group, representing global media, entertainment and telecom entities in regulatory, legal and transactional matters. Ms. Bush served as Executive Vice President of Northpoint Technology Ltd from 2001 to 2003 where she led legal and regulatory strategy. Ms.

Bush also served as Senior Counsel to the Communications Subcommittee of the U.S. Senate Committee on Commerce, Science, and Transportation where she worked on numerous bills, including the landmark Cable Act of 1992. Ms. Bush currently chairs the board of directors of The HistoryMakers. She also serves on the My Brother's Keeper Alliance Advisory Council and the boards of The J. Antony Lukas Prize Project Awards by Columbia Journalism School and Nieman Foundation, Children's National Hospital and The Economic Club of Washington D.C. Ms. Bush also serves on the boards of directors of Radius Global Infrastructure, Inc. (f/k/a Digital Landscape Group, Inc.) and Ubicquia LLC. Ms. Bush received her B.A. from Wellesley College and her J.D. from Northwestern University Pritzker School of Law.

Ms. Bush’s knowledge and business expertise in regulatory and legislative matters position her well to serve on the Board.
Eileen Naughton. Ms. Naughton is a Director of Ares Management Corporation. Most recently, Ms. Naughton served as the Chief People Officer and Vice President of People Operations at Google, Inc. from September 2016 to January 2021. Prior to September 2016, Ms. Naughton served in a variety of senior roles at Google dating back to 2006, including as Vice President and Managing Director for Google UK & Ireland and Vice President of Global Sales. Prior to joining Google in 2006, Ms. Naughton held a number of executive positions at Time Warner, including president of TIME Magazine. Ms. Naughton is currently a board member of Intercom, ZScaler, Olive AI and The Center for Discovery, and she previously served on the boards of L’Oreal and The XO Group. Ms. Naughton holds a Bachelor of Arts in international relations from the University of Pennsylvania, a Master of Arts from the Lauder Institute and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

Ms. Naughton’s knowledge and extensive experience in people management, technology and global operations position her well to serve on the Board.

Ashish Bhutani. Mr. Bhutani is a Director of Ares Management Corporation. Mr. Bhutani was the Chairman of Lazard Asset Management (“LAM”) and Vice Chairman of Lazard Ltd, LAM’s parent company until December 31, 2022. He served as the Chief Executive Officer of LAM from 2004 through June 1, 2022. Mr. Bhutani served on the Board of Directors of Lazard Ltd from 2010 through June 1, 2022. As of November 30, 2022, Lazard Ltd’s preliminary assets under management totaled approximately $221.0 billion, across a wide range of global, regional and country-specific strategies – both traditional and alternative – in listed equity and fixed income. Prior to joining Lazard Ltd in 2003, Mr. Bhutani worked at Wasserstein Perella Group and its successor company, Dresdner Kleinwort Wasserstein, where he was Co-Chief Executive Officer, North America, and a member of the Global Executive Committee from 2001 through 2002. Mr. Bhutani served as Deputy Chairman of Wasserstein Perella Group and Chief Executive Officer of Wasserstein Perella Securities from 1994 to 2001. Mr. Bhutani joined Wasserstein Perella Group in 1989, after starting his career at Salomon Brothers in 1985. Mr. Bhutani is active in a number of philanthropic organizations, primarily focused on hunger relief and education. He is a Board member of City Harvest and a Board member of Children’s Aid. Mr. Bhutani is also a member of the Council on Foreign Relations. Mr. Bhutani holds a Bachelor of Science from Concordia College and a Master of Business Administration from Pace University.

Mr. Bhutani's knowledge of and extensive experience in the global asset management industry position him well to serve on the Board.

Nominee for Class I Director (Term expires at the 2024 Annual Meeting of Stockholders)
Non-Independent Director
Antony P. Ressler. Mr. Ressler is a Co-Founder and the Executive Chairman of Ares Management Corporation. He serves as Chairman of the Ares Executive Management Committee. Mr. Ressler also serves as a member of the Investment Committees of certain funds managed by the Ares Private Equity Group and certain funds managed by Ares Real Estate, as well as the Ares Sports, Media and Entertainment Investment Committee. Mr. Ressler has been with Ares since its founding in 1997. Mr. Ressler has served on several boards of directors of companies owned or controlled by Ares investment funds. In the not-for-profit sector, Mr. Ressler serves as Co-Chair of the Board of the Los Angeles County Museum of Art (LACMA) and one of the founders and former member of the board of the Painted Turtle Camp (affiliated with Paul Newman's Hole in the Wall Association), which serves children dealing with chronic & life-threatening illnesses by providing old-fashioned camping experiences. In the public education sector, Mr. Ressler is a Founder and former Chairman of the Alliance for College Ready Public Schools. Mr. Ressler also serves as the Principal Owner and Chairman of the Board of Advisors of the Atlanta Hawks Basketball Club. Mr. Ressler also serves at a Senior Advisor to the Hawks Foundation, a not for profit organization focused on building bridges with the metro Atlanta community through basketball. Mr. Ressler received his B.S.F.S. from Georgetown University's School of Foreign Service and received his M.B.A. from Columbia University's Graduate School of Business.

Mr. Ressler’s intimate knowledge of the business and operations of the Company, his extensive experience in the financial industry and as a partner in investment firms and his service as a director of other public companies provide industry-specific knowledge and expertise to the Board and position him well to serve on the Board.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES AS CLASS I AND CLASS II DIRECTORS.

CORPORATE GOVERNANCE AND OTHER BOARD INFORMATION
Composition of the Board of Directors
Our Organizational Documents establish a board of directors that is responsible for the oversight of our business and operations. Subject to certain conditions as set forth in our Certificate of Incorporation, a quorum for the transaction of business at any meeting of our Board and any act of our Board, requires a majority of our directors, which majority must include the Class I director. The Board or any committee thereof may also act by unanimous written consent.

During our fiscal year ended December 31, 2022, our Board held six formal meetings. Each of our directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served that were held during the period he or she served as a director or committee member, as applicable. We encourage, but do not require, our directors to attend our Annual Meetings of Stockholders. All directors attended our 2022 Annual Meeting of Stockholders.

Our Class A common stock is listed for trading on the NYSE under the symbol “ARES”.

Independent Directors

As part of the Company’s corporate governance practices, and in accordance with NYSE corporate governance listing requirements for a “controlled company”, the Board has established a policy requiring that the audit committee and conflicts committee be composed of entirely independent directors. In January 2023, each of our non-employee directors completed a questionnaire which inquired as to their relationship (and the relationships of their immediate family members) with us and other potential conflicts of interest. Our legal department and external counsel reviewed the responses of our directors to such questionnaires, as well as material provided by management related to transactions, relationships and arrangements between us and our directors or parties related to our directors. Michael Lynton is a member of the industry advisory board of one of our funds with a sports, media and entertainment focused strategy, in which capacity Mr. Lynton receives an annual advisory fee of less than $120,000 and may receive referral fees. In April 2023, our Board met to discuss the independence of our directors who are not employed by us. Following such discussions, our Board determined that Ashish Bhutani, Antoinette Bush, Paul G. Joubert, Michael Lynton, Eileen Naughton and Dr. Judy D. Olian are “independent” as defined under the NYSE.

Management Approach
The management of our operating businesses is currently overseen by our Executive Management Committee, which meets periodically to discuss strategy and operational matters, and includes as representatives Holdco Members (as defined below) and other senior leadership from our investment groups and business operations team. The Holdco Members are the only voting members of our Executive Management Committee. In addition, we have a Partners Committee comprised of senior leadership from across the Company which meets periodically to discuss our business, including investment and operating performance, fundraising, market conditions, strategic initiatives and other Company matters. The Company believes that maintaining our existing management structure is desirable and that this management structure has been a significant reason for our growth and performance.
Leadership Structure
The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the Board. It is the Board’s view that rather than having a formal policy, the Board, upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether it is in the best interests of the Company and its stockholders for such offices to be separate or combined.
Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board, with Mr. Arougheti serving as our Chief Executive Officer and President and Mr. Ressler serving as our Executive Chairman of the Board. We believe this is appropriate, as it provides Mr. Arougheti with the ability to focus on our day-to-day operations while Mr. Ressler focuses on oversight of the Board. As Executive Chairman of the Board, Mr. Ressler presides at the regularly scheduled board sessions, and one of the independent directors presides at executive sessions of our independent directors.
Controlled Company Exemption
Ares GP LLC, a Delaware limited liability company, is the sole holder of our Class B common stock and Ares Voting, a Delaware limited liability company, is the sole holder of our Class C common stock. Ares GP LLC and Ares Voting are both wholly owned by Ares Partners Holdco LLC, a Delaware limited liability company (“Holdco”). Holdco is owned by Messrs. Arougheti, Berry, deVeer, Kaplan, Ressler and Rosenthal (the “Holdco Members”) and is managed by a board of managers (the

“Board of Managers”), which is composed of the Holdco Members. In addition, in its capacity as the general partner of Ares Owners, Holdco is entitled to direct the vote of all of our Class A common stock held by Ares Owners. Therefore, the Holdco Members will direct all of the votes attributable to our Class B common stock and our Class C common stock and a portion of the votes attributable to our Class A common stock. Subject to the terms of our Certificate of Incorporation, matters submitted to a vote of the holders of our common stock generally require the approval of a majority or more of either (a) all classes of common stock, voting together as a single class (including for the election of directors) or (b) if the Ares Ownership Condition is not satisfied, the Designated Stock. Accordingly, on any date the Ares Ownership Condition is satisfied, the Holdco Members will control at least 80% of any vote of all classes of our common stock. The Holdco Members also currently control a majority of any vote of the Designated Stock. As a result, the Company is a “controlled company” within the meaning of the corporate governance standards of the NYSE and, as such, has elected to avail itself of exceptions from certain corporate governance rules of the NYSE, including the requirement to have a standing nominating and governance committee of the Board comprised entirely of independent directors.
Risk Oversight
The Board plays an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. In February 2023, the Board established the compensation committee that is responsible for reviewing and making recommendations to the Board regarding the Company's overall compensation philosophy, policies and objectives and the corporate goals and objectives relevant to the compensation of the chief executive officer (the “CEO”) of the Company. In connection with this, the compensation committee will consider the material risks associated with the Company’s compensation structure, policies and programs to determine whether such structure, policies and programs encourage excessive risk-taking, and to evaluate compensation policies and practices that could mitigate any such risks, as further described below under “Committees of the Board — Compensation Committee”. Ultimately, our Board is responsible for overseeing the management of risks relating to our executive compensation policies and arrangements, and for managing risks relating to our director compensation policies and arrangements, in each case, based upon the recommendations of the compensation committee. As such, the Board as a whole is responsible for evaluating certain risks and overseeing the management of such risks.
Further, the audit committee is responsible for overseeing the management of financial risks, and the conflicts committee is responsible for overseeing the management of corporate conflicts of interest and the risks associated therewith. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the Board is also regularly informed of the conclusions of such oversight through reports of the committees.
Compensation Risk Assessment
Our compensation policies are targeted to incentivize investing in a risk-controlled fashion and are intended to discourage undue risk. Therefore, as described in greater detail under “Compensation Discussion and Analysis,” below, the key elements of our compensation program consist of the grant of equity and carried interest subject to multi-year vesting or annual awards of incentive fees, particularly as employees become more senior in the organization and assume more leadership. We believe this policy encourages long-term thinking and protects us against excessive risk and investing for short-term gain, and we do not believe that our compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.
Our funds that pay carried interest generally distribute carried interest only after we have returned to our investors a preferred return and invested capital. As a result, in analyzing investments and making investment decisions, our investment professionals are motivated to take a long-term view of their investments, because they will have to return previously distributed excess carry due to subsequent under-performance of a fund. Importantly, the amount of carried interest paid to these investment professionals is variable and generally determined by the performance of the fund as a whole, rather than specific investments, meaning that they have a material interest in every investment. This approach discourages excessive risk taking, since a particularly successful single investment will result in carried interest payments only if the overall performance of the fund exceeds the requisite hurdle.

Our funds and accounts that pay incentive fees generally pay such fees to the general partner or manager annually upon the achievement of the requisite hurdles by such fund or account and our senior professionals similarly receive their proportion of the incentive fee only upon receipt of payment by the fund or account. Certain of our funds and accounts also have “high water marks” such that if the high water mark for a particular fund or account is not surpassed as a result of losses in such period or prior periods, even if such fund had positive returns in such period, we would not earn an incentive fee with respect to such fund or account during such period as a result of losses in prior periods. Such hurdle rates and/or high water marks are an incentive to our professionals to maximize returns over the long run, as excessive risk taking and poor performance in the short term will affect their future receipt of incentive fees.

Compensation Committee Interlocks and Insider Participation
As described above, we did not have a compensation committee in 2022. During 2022, the members of the Board, which include the executive officers and employees described under “Board Structure and the Nominees” above, participated in discussions regarding executive compensation. During 2022, Messrs. Arougheti, deVeer and Rosenthal served as directors of ARCC, and Messrs. Arougheti and deVeer were executive officers of ARCC. For a description of certain other transactions between the Company and members of the Board, see “Certain Relationships and Related Transactions.”

Role of Compensation Consultant
In May 2022, the Board engaged Korn Ferry to review, evaluate and provide recommendations regarding the compensation of the Company’s independent directors. Additionally, in 2022, management retained Korn Ferry to provide employment, compensation and benefits services and data analysis to the Company and its subsidiaries. The aggregate fees received by Korn Ferry in 2022 in connection with such employment, compensation and benefits services provided to the Company and its subsidiaries were $861,052, including matters unrelated to the compensation of key executives. The decision to engage Korn Ferry for such services was made by management in the ordinary course.

Committees of the Board
The Board has adopted a charter for the audit committee and compensation committee that complies with current federal and NYSE rules relating to corporate governance matters. The Board has also established a nominating and governance committee, a conflicts committee and an equity incentive committee. The Board may establish other committees from time to time as it deems necessary, advisable or appropriate.

Audit Committee
The audit committee held eight formal meetings during 2022 and the current members of the audit committee are Mr. Joubert, Ms. Bush and Dr. Olian. Mr. Joubert serves as the chairperson of the audit committee. The purpose of the audit committee is to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications and independence of our independent registered public accounting firm and (iv) the performance of our internal audit function and our independent registered public accounting firm. In particular, the audit committee is tasked with serving as an independent party to monitor our financial reporting processes and internal control systems, discussing the audit conducted by our independent registered public accounting firm and providing an open channel of communication among the independent registered public accounting firm, management and our Board. The audit committee, with input from management, discusses and reviews our guidelines with respect to risk assessment and risk management, including our major financial risk exposures, including internal audit, compliance, enterprise risk and cybersecurity, and the steps management has taken to monitor and control such exposures. In addition, the audit committee may review and approve any related person transactions, other than those that are approved by the conflicts committee, as described under “Certain Relationships and Related Transactions.”

As noted above, the audit committee assists the Board in appointing our independent registered public accounting firm, Ernst & Young, which includes, among other things, reviewing and evaluating the qualifications, performance and independence of the lead audit partner responsible for our audit, overseeing the required rotation of the lead audit partner and reviewing and considering the selection of the lead audit partner.

The Board has determined that each of the members of the audit committee meets the independence standards and financial literacy requirements for service on an audit committee of a board of directors pursuant to federal securities regulations and NYSE rules relating to corporate governance matters. The Board has determined that Mr. Joubert is an audit committee financial expert, as that term is defined in the federal securities regulations. This description of the audit committee’s role and responsibilities is summary in nature, is not exhaustive and is qualified in its entirety by reference to the charter of the audit committee, which can be accessed via the Company’s website at http://www.ares-ir.com. The contents of the Company’s website are not intended to be incorporated by reference into this proxy statement or in any other report or document filed with the SEC, and any references to the Company’s website are intended to be inactive textual references only.

Compensation Committee

The Board established the compensation committee in February 2023, and the compensation committee has met once since its establishment. The current members of the compensation committee are Messrs. Joubert and Lynton, Mses. Bush and Naughton and Dr. Olian. Mr. Lynton currently serves as chairman of the compensation committee. The compensation committee is responsible for reviewing and making recommendations to the Board regarding (i) the Company’s overall compensation philosophy, policies and objectives, (ii) the corporate goals and objectives relevant to the CEO, and evaluating the CEO’s performance in light of those goals and objectives, (iii) the executive officers of the Company’s compensation, including determining and approving compensation to executive officers of the Company in the form of “carried interest,” “performance allocations,” “incentive fees,” or similar grants of a portion of any similar management fee payable to the Company or an affiliate and (iv) the Company’s equity-based compensation plans and incentive-compensation plans.

Pursuant to the compensation committee’s charter, the compensation committee will have the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. This description of the compensation committee’s role and responsibilities is summary in nature, is not exhaustive and is qualified in its entirety by reference to the charter of the compensation committee, which can be accessed via the Company’s website at http://www.ares-ir.com. The contents of the Company’s website are not intended to be incorporated by reference into this proxy statement or in any other report or document filed with the SEC, and any references to the Company’s website are intended to be inactive textual references only.

Nominating and Governance Committee

The Board established the nominating and governance committee in July 2021, and the nominating and governance committee held one formal meeting during 2022. The current members of the nominating and governance committee are Ms. Bush, Dr. Olian and Messrs. Arougheti and Ressler. Mr. Ressler currently serves as chairman of the nominating and governance committee. The nominating and governance committee is responsible for (i) developing, reviewing and, as appropriate, updating certain policies regarding the nomination of directors and recommending such policies or any changes in such policies to the Board for approval, (ii) identifying individuals qualified to become directors, (iii) evaluating and recommending to the Board nominees to fill vacancies on the Board or a committee thereof or to stand for election by the stockholders of the Company, (iv) reviewing the Company’s Corporate Governance Guidelines and any other policies relating to corporate governance and recommending any changes in such policies to the Board, (v) reviewing the composition of the Board and ensuring that the Board has appropriate expertise and diversity and (vi) overseeing the evaluation of the Board (including its leadership structure) and the Board’s committees.

Part of the role of the nominating and governance committee is to identify potential nominees based on suggestions from the members of the nominating and governance committee, other members of the Board, the Company’s executive officers, and the stockholders of the Company and by other means, and to evaluate such persons. In addition, from time to time, the Board may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate.

In considering which persons to nominate as directors for election by stockholders, the Board and the nominating and governance committee consider the diversity of skills, experiences and perspectives of candidates. The nominating and governance committee has adopted certain policies regarding director nominations that provide that the Board shall take into account candidates that represent a range of backgrounds and experience. As required by such policies, qualified candidates for membership on the Board will be considered without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The nominating and governance committee will review and evaluate each candidate’s character, judgment, skills (including financial literacy), background, experience and other qualifications (without regard to whether a nominee has been recommended by the Company’s stockholders), as well as the overall size and composition of the Board, and recommend to the Board for its approval the slate of directors to be nominated for election at the annual meeting of stockholders. The Board is committed to a policy of inclusiveness and to pursuing diversity in terms of background and perspective. As such, when evaluating candidates for nomination as new directors, the nominating and governance committee seeks to consider candidates with diverse backgrounds in terms of knowledge, experience, skills and other characteristics. To further this objective, the nominating and governance committee seeks to ensure that the initial list of candidates from which new director nominees are chosen by the Board includes candidates with a broad mix of backgrounds and experience. The Board and its nominating and governance committee periodically review board composition and the policies with respect thereto and as part of this review, the nominating and governance committee evaluates the effectiveness of its policies, including the provisions with respect to diversity.

In considering possible candidates for election as a director, the nominating and governance committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

•are of high character and integrity;

•are accomplished in their respective fields, with superior credentials and recognition;

•have relevant expertise and experience upon which to be able to offer advice and guidance to the Company’s officers;

•have sufficient time available to devote to the affairs of the Company;

•are able to work with the other members of the Board and contribute to the success of the Company;

•can represent the long-term interests of the Company’s stockholders as a whole; and

•are selected such that the Board represents a range of backgrounds and experience.

The nominating and governance committee also considers all applicable legal and regulatory requirements that govern the composition of the Board.

This description of the nominating and governance committee’s role and responsibilities is summary in nature, is not exhaustive and is qualified in its entirety by reference to the charter of the nominating and governance committee, which can be accessed via the Company’s website at http://www.ares-ir.com. The contents of the Company’s website are not intended to be incorporated by reference into this proxy statement or in any other report or document filed with the SEC, and any references to the Company’s website are intended to be inactive textual references only.

Conflicts Committee

The conflicts committee held two formal meetings during 2022 and consists of Messrs. Bhutani, Joubert and Lynton, Mses. Bush and Naughton and Dr. Olian. The purpose of the conflicts committee is to review and consider the resolution or course of action in respect of any corporate conflicts of interest or potential corporate conflicts of interest brought before it for determination or approval. The conflicts committee determines whether the resolution of any conflict of interest submitted to it is fair and reasonable to us. Any matters approved by the conflicts committee are conclusively deemed approved by us, our subsidiaries and our stockholders and not a breach of the Organizational Documents or of any duties that the Company or its affiliates or associates may owe to us or our stockholders. In addition, the conflicts committee may review and approve any related person transactions, other than those that are approved by the audit committee, as described under “Certain Relationships and Related Transactions” and may establish guidelines or rules to cover specific categories of transactions.

Equity Incentive Committee
The equity incentive committee consists of Messrs. Arougheti, Kaplan, Ressler and Rosenthal. The purpose of the equity incentive committee is to (i) assist the Board in discharging its responsibilities relating to granting equity incentive awards to service providers of the Company other than directors and executive officers subject to Section 16 of the Exchange Act, (ii) administer the Ares Management Corporation Third Amended and Restated 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”) and/or the Ares Management Corporation 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”) as the equity incentive committee other than with respect to directors and executive officers subject to Section 16 of the Exchange Act and (iii) recommend to the Board and its committees such other matters as the equity incentive committee deems appropriate. The equity incentive committee only acted by written consent during 2022.

Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics, which applies to all of our employees, including, our principal executive officer, principal financial officer and principal accounting officer. This code is available on our internet website at http://www.ares-ir.com. We intend to disclose any amendment to or waiver of the Code of Business Conduct and Ethics on behalf of an executive officer or director either on our internet website or in a Form 8-K filing.

Hedging and Speculative Trading
The Board has adopted, as part of our insider trading policy, prohibitions against our executive officers, directors and employees engaging in transactions of a speculative nature involving our securities, including, but not limited to, buying or selling puts or calls or other derivative securities based on our securities without the prior approval of our Chief Compliance Officer or another member of the Compliance Department. In addition, without such approval, such persons are prohibited from short-selling our securities or entering into hedging or monetization transactions or similar arrangements with respect to our securities subject to our insider trading policy.

Pledging of Company Securities
The Board has adopted, as part of our insider trading policy, prohibitions against our executive officers, directors and employees holding the Company's securities in a margin account or pledging the Company's securities as collateral for a loan without the prior approval of our Chief Compliance Officer or another member of the Compliance Department.
Corporate Governance Guidelines
We have Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board carries out its responsibilities. Our Corporate Governance Guidelines do not prohibit directors from serving simultaneously on multiple companies’ boards but our audit committee charter requires that our Board must determine that the simultaneous service of an audit committee member on the audit committees of more than three public companies would not impair such member’s ability to effectively serve on our audit committee. This description of our Corporate Governance Guidelines is summary in nature, is not exhaustive and is qualified in its entirety by reference to such guidelines, which can be accessed via the Company’s website at http://www.ares-ir.com. The contents of the Company’s website are not intended to be incorporated by reference into this proxy statement or in any other report or document filed with the SEC, and any references to the Company’s website are intended to be inactive textual references only.

Board Diversity

The Company’s current Board composition reflects both gender and racial/ethnic diversity as shown by the Board Diversity Matrix shown below:

Board Diversity Matrix (As of April 28, 2023)
Total Number of Directors	11
	Female	Male
Part I: Gender Identity	3	8
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	7
Two or More Races or Ethnicities

Responsible Investment, Diversity, Equity & Inclusion and Philanthropy
Responsible Investment
As a signatory to the United Nations Principles for Responsible Investment (PRI), we believe that integration of relevant environmental, social and governance (“ESG”) factors in the investment and portfolio management processes across our platform is a key driver of our potential impact as a business. We have adopted an ESG policy for the conduct of our business, as well as a Responsible Investment Policy that applies to all asset classes, industries and countries in which the Company and our funds invest.

We believe that integrating ESG factors in our investment and portfolio management processes can lead to superior investment outcomes, whether it is protecting and growing the capital of our limited partners, creating long-term value for our stockholders or aligning our interests with business partners.
Diversity, Equity and Inclusion

We invest heavily in diversity, equity and inclusion (“DEI”) as a strategic pillar that integrates with all talent processes and global business practices. In partnership with our Human Resources function, our global DEI Council and team led by our Chief Diversity, Equity and Inclusion officer and business leaders across the Ares platform work in partnership to implement a strategic framework to attract, develop, engage and advance diverse talent within an inclusive, welcoming environment, as well as to amplify DEI best practices in our internal processes, our investment portfolio, and through broader involvement in our communities.

•People and Culture: We focus on conducting reviews with business leadership to continuously assess our people, progress, metrics and strategies to enable the long-term success of diverse talent at Ares. In addition, as part of our commitment to equitable pay for all employees, we monitor and assess total compensation to ensure we have alignment with role responsibilities and contributions. As part of our ongoing efforts to foster an inclusive culture built on apprenticeship, we support the growth and advancement of talent through various mentorship and professional development programs. In line with our continued commitment to seek to provide an environment where team members experience a genuine sense of belonging, we hold educational and employee engagement events in partnership with our employee resource groups (“ERGs”) that help to drive our DEI strategy and enhance the employee experience for historically underrepresented groups and diverse talent more broadly.

•Business Processes and Investment Platform: We seek to include DEI best practices in our business and investment diligence processes as both a reflection of our values and to drive innovation and returns. We have identified DEI champions within each investment group to develop bespoke strategies focused on representation, DEI governance, equitable access and employee engagement/equity ownership, which will be integrated into our business plans each year. In addition, we are focused on increasing vendor and supplier diversity in our procurement practices. In 2022, we also introduced sustainability-linked pricing to the revolving credit facility of the Ares Operating Group, tying a portion of our borrowing costs to certain ESG and DEI-related targets. We also partner with select Ares private equity portfolio companies to understand the current state of their DEI efforts, as well as to share best practices and establish mutually agreed strategies and targets for driving DEI improvements in parallel with our internal efforts.

•Communities: We partner with organizations to foster diversity within our communities and promote corporate citizenship through charity and volunteerism, much of which targets historically underrepresented and economically disadvantaged populations. We also participate in DEI-focused industry groups in an effort to identify and advance best practices more broadly within alternative asset management. In partnership with our ERGs, in 2022 we donated to various community organizations that support diverse communities.

Philanthropy
Philanthropy at Ares is comprised of the Ares Charitable Foundation, our corporate giving program and Ares In Motion volunteerism program.

•The Ares Charitable Foundation (the “Ares Foundation”) awards grants to nonprofit organizations globally to accelerate equality of economic opportunity through funding priorities in career preparation, reskilling, entrepreneurship and personal finance. The Ares Foundation is funded by discretionary contributions from Ares’ carried interest and incentive fees and by employee donations. Examples of signature initiatives include a $25.0 million grant for Climate-Resilient Employees for a Sustainable Tomorrow (“CREST”) to help prepare and reskill people for climate-resilient jobs in the U.S. and India and a $30.0 million grant for AltFinance, which helps prepare Historically Black College and University students for careers in the alternative investment industry. These grants are in addition to employee-directed grants that, for example, better enable low-income women to transition out of poverty, identify barriers to young people's successful workforce entry, explore disability workforce inclusion strategies and encourage intergenerational entrepreneurship. The Ares Foundation has awarded approximately $57.6 million since it launched in June 2021.

•We and certain of our portfolio managers have committed to donating a percentage of our carried interest allocations to charitable organizations. For example, Ares has committed to donate a minimum of 10% of the carried interest generated from Ares Pathfinder Fund, L.P. ("Pathfinder") and from our open-end core alternative credit fund to global health and education charities with 5% of the contributions being made directly from each fund and the difference contributed by us and our employees. We believe Pathfinder is the first institutional private investment fund to utilize a predefined structure to make a substantial commitment to charitable activities. In addition, we donate up to 5% of annual realized net performance income from a growing pool of over 20 funds to charitable organizations through the Ares Foundation.

•Our corporate giving program focuses on sponsorships and support of charitable causes in our communities, including initiatives that are outside the scope of funding priorities of the Ares Foundation. These initiatives include sponsoring the Center for Workforce Inclusion Equity Summit 2022, which examined how best to include older Americans in current workforce development programs, especially older women of color who seek to enter the labor market, in addition to supporting Ukrainian relief efforts, family mental health programming and social justice initiatives.

•Ares in Motion is our signature platform for employee engagement, volunteerism, and matching gifts. We have launched initiatives to benefit our employees, including sponsoring a training and placement program for non-profit board of directors and hosting a series of community conversations between our professionals and non-profit leaders of organizations such as the American Heart Association and World Central Kitchen.

Communications to the Board of Directors
The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, or to any particular director, to the following address: Ares Management Corporation, Attention: General Counsel, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067. Stockholders or interested parties should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

EXECUTIVE OFFICERS
Set forth below is information concerning our executive officers:

Name	Age	Position
Michael J Arougheti	50	Director, Co-Founder, Chief Executive Officer and President
Ryan Berry	43	Chief Marketing and Strategy Officer
R. Kipp deVeer	50	Director, Head of Credit Group
David B. Kaplan	55	Director and Co-Founder
Jarrod Phillips	45	Chief Financial Officer
Antony P. Ressler	62	Director, Co-Founder and Executive Chairman
Bennett Rosenthal	59	Director, Co-Founder and Chairman of Private Equity Group
Naseem Sagati Aghili	41	General Counsel and Corporate Secretary

The biographies for Messrs. Arougheti, deVeer, Kaplan, Ressler, and Rosenthal are set forth under “Proposal 1—Election of Directors—Nominees.”

Ryan Berry. Mr. Berry has served as Partner, Chief Marketing and Strategy Officer of Ares Management Corporation and Head of the Global Client Solutions Group since January 2018. Prior to this, he served as an officer on the Strategy & Relationship Group Management Group and as Associate, Vice President and Principal of the Private Equity Group. He is a member of the Ares Executive Management Committee, the Ares Diversity, Equity and Inclusion Council and the Ares Enterprise Risk Committee. As a Partner and Chief Marketing and Strategy Officer, he is responsible for the ongoing global expansion of the firm, as well as the firm's global marketing function, with relationship managers located in Los Angeles, New York, London, Hong Kong, Dubai, Chicago and Dallas. Among his initiatives in recent years, Mr. Berry has completed asset manager acquisitions, forged strategic partnerships, expanded the firm's international presence, enhanced the firm's distribution channels and assisted with Ares' IPO in May 2014 and related high grade debt offerings. Mr. Berry joined the firm in 2005 and spent several years working as an investment professional in the Private Equity Group, where he participated in various leveraged buyouts, growth equity and distressed debt transactions. Prior to joining Ares, Mr. Berry worked at UBS in Los Angeles as an Investment Banking Analyst. Mr. Berry holds a B.A., with distinction, from the Ivey Business School at Western University in Business Administration and a B.A. from Huron University College at Western University in Cross Disciplinary Studies.

Jarrod Phillips. Mr. Phillips has served as Partner and Chief Financial Officer of Ares Management Corporation since August 2021. He serves on the Ares Executive Management Committee. Prior to this, he served as Chief Accounting Officer from January 2016 to July 2021. Mr. Phillips also serves as Chief Financial Officer of AAC and AAC II. Prior to joining Ares in 2016, Mr. Phillips was a Partner at Deloitte & Touche LLP, where he focused on financial services and asset management assurance and advisory services. Mr. Phillips was a member of the board of directors of Safe & Sound, a not-for-profit dedicated to the strengthening of families and ending child abuse from 2010 until 2021 and is currently a member of the board of directors of School On Wheels, a not-for-profit providing tutoring and mentoring to students experiencing homelessness. Mr. Phillips holds a B.S. from Virginia Polytechnic Institute and State University in Accounting. Mr. Phillips holds a Certified Public Accountant license (inactive) in the State of California.

Naseem Sagati Aghili. Ms. Sagati Aghili has served as General Counsel and Corporate Secretary of Ares Management Corporation since January 2020. Prior to this, she served as Co-General Counsel and Secretary from January 2019 to December 2019 and as Deputy General Counsel, General Counsel of Private Equity from January 2015 to December 2018. She is a Partner in and Head of the Ares Legal Group and additionally is a member of the Ares Executive Management Committee, Enterprise Risk Committee and the Ares Diversity, Equity and Inclusion Council. She also serves as Vice President of ARCC, Ares Dynamic Credit Allocation Fund Inc. (“ARDC”), CION Ares Diversified Credit Fund ("CADEX") and Ares Landmark Private Markets Fund. Prior to being named the firm's General Counsel in 2020, Ms. Sagati Aghili served in a variety of roles at Ares, including most recently as Co-General Counsel, Deputy General Counsel and General Counsel of Private Equity. Prior to joining Ares in 2009, Ms. Sagati Aghili was with Proskauer Rose LLP, where she focused on mergers and acquisitions, securities offerings and general corporate matters. Ms. Sagati Aghili holds a B.A. from the University of California Berkeley in Political Economy of Industrial Societies and a J.D. from the University of Southern California Gould School of Law.

There are no family relationships among any of the directors or executive officers of the Company.

COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis we describe our executive compensation philosophy and programs and compensation decisions regarding the 2022 compensation of our named executive officers (our “NEOs”). For fiscal year 2022, our NEOs and their positions were:

Name	Position
Michael J Arougheti	Director, Co-Founder, Chief Executive Officer and President
R. Kipp deVeer	Director, Head of Credit Group
David B. Kaplan	Director and Co-Founder
Jarrod Phillips	Chief Financial Officer
Bennett Rosenthal	Director, Co-Founder & Chairman of Private Equity Group

Compensation Philosophy

Our business as a global alternative investment manager is dependent on the performance of our NEOs and other key employees. Among other things, we depend on their ability to find, select and execute investments, oversee and improve the operations of our portfolio companies, find and develop relationships with fund investors and other sources of capital and provide other services essential to our success. Our compensation program is designed to attract, motivate and retain talented professionals who drive our success.

Our compensation philosophy has several primary objectives: (1) establish a clear relationship between performance and compensation, (2) align the interests of our NEOs and other key employees with our fund investors and stockholders to maximize value and (3) provide competitive incentive compensation opportunities, with an appropriate balance between short-term and long-term incentives.

Base salaries are dictated by employee proficiency and experience in their roles. In addition to base salary, we utilize a blend of variable and long-term pay vehicles to further incentivize and retain talent and provide an overall compensation package that is competitive with the market.

Variable performance-based discretionary bonuses are generally paid annually to employees based on our profitability, market analysis and employee performance. As a component of variable pay, certain of our professionals may also receive carried interest or incentive fee participation in our funds. These awards will be distributed based on the rules of each individual fund, which generally provide for distributions either around the time of the fund’s realization of profits, and/or annually. Certain senior professionals are awarded carried interest or incentive fees in funds outside of their business lines to provide incentives for coordination and collaboration across the firm and other businesses.

We believe that carried interest and incentive fee participation aligns the interests of our NEOs and other key employees with those of the investors in our funds, and this alignment has been a key contributor to our strong performance and growth. We also believe that ownership in our funds and the Company by our NEOs results in alignment of their interests with those of our fund investors and stockholders.

Our compensation program is a management tool supporting our mission and values. We believe our program supports, reinforces and aligns our values, business strategy and operations with the goal of increasing assets under management and profitability. Compensation arrangements with our NEOs are described below under “Elements of Compensation.”

Determination of Compensation for Named Executive Officers

Consistent with our compensation philosophy described above, our compensation program provides that our NEOs who are also directors generally do not receive compensation other than carried interest and incentive fees or, in certain circumstances, such as for Mr. Arougheti as CEO and Mr. deVeer as Head of Credit Group, equity grants. The voting members of the Executive Management Committee, with input from the particular investment group heads of the applicable fund, generally recommend our NEOs’ carried interest and incentive fee awards, which had previously been ultimately approved by the conflicts committee of the Board, and will be approved by the compensation committee of the Board following its formation in February 2023. The conflicts committee or the compensation committee, as applicable, of the Board may, from time to time, prospectively approve the range of, or parameters for, carried interest and incentive fee awards that may be granted to our NEOs. The Board makes all final determinations regarding equity grants to our NEOs.

In addition, subject to the control and supervision of the Board and the compensation committee, for so long as Mr. Ressler is entitled to be a Class I director, Mr. Ressler makes all decisions relating to the award of carried interest and incentive fee awards in a fund in his discretion above a certain percentage of a carry program, as set forth in a policy relating to awards of carried interest and incentive fees adopted by the Executive Management Committee.

When cash compensation is deemed appropriate for an NEO, the Board will make final determinations regarding such compensation, following the recommendation of the compensation committee following its formation in February 2023 and the voting members of the Executive Management Committee.

For 2022, in connection with his role as our Chief Financial Officer, the voting members of the Executive Management Committee and the Board approved cash compensation for Mr. Phillips consisting of base salary and cash bonus based on his individual performance, his responsibilities, including his involvement and leadership in integrating ESG factors across our business and his ability to contribute to our overall performance both in the long- and short-term. Additional factors that the Board and the Executive Management Committee considered in making such salary and bonus determinations included prior-year compensation and balance between short- and long-term incentives.

Role of Compensation Consultant
The Board engaged Korn Ferry in May 2022, to review, evaluate and provide recommendations regarding the compensation of the Company’s independent directors. Additionally, in 2022, management retained Korn Ferry to provide employment, compensation and benefits services and data analysis to the Company and its subsidiaries. The aggregate fees received by Korn Ferry in 2022 in connection with such employment, compensation and benefits services provided to the Company and its subsidiaries were $861,052, including matters unrelated to the compensation of key executives. The decision to engage Korn Ferry for such services was made by management in the ordinary course.

Say-on-Pay Vote
At our 2022 Annual Meeting of Stockholders, we held a stockholder advisory vote on the compensation of our NEOs in our 2021 fiscal year (the “2022 say-on-pay vote”). Our stockholders approved the compensation of our NEOs, with approximately 91.3% of the votes cast in favor of our 2022 say-on-pay resolution.
Say-on-Frequency Vote
At our 2019 Annual Meeting of Stockholders, a majority of our stockholders recommended that we hold a nonbinding, advisory stockholder vote on the compensation of the NEOs every three years (the “say-on-frequency” vote). The Board considered the outcome of this advisory vote and determined that future “say-on-pay” votes will be conducted every three years. The Board will re-evaluate this determination after the next stockholder advisory "say-on-frequency" vote (which will be at the Company's 2025 annual meeting of the stockholders unless presented earlier).

Elements of Compensation
Our NEOs are generally compensated primarily through a combination of carried interest and incentive fees that are designed to reward performance and align the interests of our NEOs with the interests of our fund investors and stockholders, and for Messrs. Arougheti, deVeer, and Phillips, equity awards. In 2022, Mr. Phillips was the only NEO to receive a base salary and discretionary bonus payment, and Messrs. Arougheti, deVeer, and Phillips were the only NEOs to receive equity awards.
We believe that the elements of compensation for our NEOs serve the primary objectives of our compensation program. However, we periodically review the compensation of our key employees, including our NEOs, and, from time to time, may implement new plans or programs or otherwise make changes to the compensation structure relating to current or future key employees, including our NEOs.
Annual Base Salary. In 2022, Mr. Phillips was the only NEO who received an annual base salary. Mr. Phillips’ 2022 annual base salary was $750,000.

We intend the annual base salary of Mr. Phillips to reflect his position, duties and responsibilities as our Chief Financial Officer, as well as recognize his anticipated contribution to our ongoing initiatives and future success. Although we believe that the base salary of our NEO, where applicable, should not typically be the most significant amount of total compensation, we intend that any base salary amounts should attract and retain top talent as well as assist with the payment of basic living costs throughout the year.
Annual Cash Discretionary Bonus Payments. In 2022, Mr. Phillips was the only NEO who received an annual discretionary bonus. Mr. Phillips’ 2022 annual discretionary cash bonus was $685,000.

Mr. Phillips’s total discretionary bonus recognizes Mr. Phillips’s role as our Chief Financial Officer and his individual contribution to our overall goals and performance. We intend the discretionary bonus payment to reward Mr. Phillips for assisting us to achieve our annual goals, both for the Company as a whole and in his respective area of responsibility, including firm-wide ESG initiatives. Factors that were included in determining the size of the bonus payment include Mr. Phillips’s accomplishments in driving our results, his leadership and management of his team and our overall performance. Comparisons were made to prior year performance and to our other senior professionals with the intention to reward, motivate and retain Mr. Phillips.

Mr. Phillips’s 2022 annual discretionary bonus was paid 69% in cash in December 2022 and the balance in January 2023 as a grant of restricted units equal to 31% of his total discretionary bonus.
Incentive Fees. The general partners or managers of certain of our funds receive variable performance-based fees from our funds based on the applicable fund’s performance each year. Our senior professionals are generally awarded a percentage of such variable incentive fees. These variable incentive fees are determined based on the seniority of the senior professional and the role of such senior professional in the applicable fund. Our senior professionals (including our NEOs) who work on these funds collectively participate in a majority of the incentive fees payable by our funds. In addition, senior professionals (including our NEOs), who contribute to the Company as a whole, are awarded incentive fees in certain of our funds. We intend our incentive fee awards to incentivize the growth of our various operations and help align our investment and other professionals, including our NEOs, with our fund investors and stockholders. Messrs. Arougheti and deVeer were the only NEOs who received incentive fees in 2022. For senior professionals in certain businesses, particularly with respect to funds managed by the Credit Group, these awards are made annually but may be subject to deferral and thus result in increased fees in subsequent years. In addition, these awards are not subject to vesting and generally are forfeitable upon termination of employment. However, for each of Messrs. Arougheti and deVeer, certain of the incentive fees are structured such that, notwithstanding the NEO’s termination of employment with us, the NEO may be eligible to continue to receive distributions relating to a declining portion of the NEO’s incentive fee allocation for a period of up to twelve quarters following the NEO’s termination of employment. Incentive fees, if any, in respect of a particular fund are paid to the senior professional only when actually received by the general partner, manager or other Ares entity entitled to receive such fees and are subject to dilution. In addition, the fees in which our senior professionals are entitled to share do not include base management fees, administrative fees or other expense reimbursements received from our funds. Because our senior professionals’ entitlement to incentive fees is generally subject to the fund achieving investment performance hurdles, we believe that the interests of our senior professionals are strongly aligned with the interests of our fund investors, thus ultimately benefiting our fund investors and stockholders through our success as a whole.

Carried Interest. The general partners or affiliates of certain of our funds receive a variable preferred allocation of income and gains from our funds if specified returns are achieved, which we refer to as “carried interest.” We intend our carried interest awards to incentivize the successful investment performance by our funds and help align our senior professionals (including our NEOs) with our fund investors and stockholders. Our senior professionals (including our NEOs) who work on these funds collectively own a majority of the carried interest. The percentage of carried interest is determined based on the seniority of the senior professional and the role of such senior professional in such fund. In addition, senior professionals (including our NEOs), who contribute to the Company as a whole, are awarded carried interest in certain of our funds. Ownership of carried interest by senior professionals is generally subject to a range of vesting conditions, including continued employment and forfeiture upon occurrence of certain specified events post-termination, thus serving as an important employment retention mechanism and creating alignment with their contribution to the applicable fund. Carried interest generally vests over five years following the grant date, subject to certain acceleration events for Ares partners. Messrs. Arougheti, deVeer, Kaplan, Rosenthal, and Phillips received cash distributions attributable to carried interest in 2022.

In addition, the general partners that receive allocations of carried interest generally are subject to contingent repayment obligations, under which the general partners are required to return to the applicable fund distributions from carried interest in certain situations. Our senior professionals (including our NEOs) who receive allocations of carried interest are personally subject to this contingent repayment obligation, pursuant to which they may be required to repay previous distributions. Because the amount of carried interest distributions is directly tied to the realized performance of the underlying fund, our senior professionals’ direct ownership of carried interest fosters a strong alignment of their interests with the interests of our fund investors, thus ultimately benefiting our fund investors and stockholders through our success as a whole.
2014 Equity Incentive Plan. We may grant equity under the 2014 Equity Incentive Plan to incentivize our NEOs’ continued employment and to align their interests with our fund investors and stockholders. We generally utilize restricted units with time-based vesting conditions to be settled in shares of our Class A common stock as our principal form of long-term equity compensation. At any time that the Company pays a cash dividend in respect of shares of our Class A common stock, NEOs will generally be entitled to receive a corresponding dividend equivalent payment in respect of their time-based restricted units.
Upon determining the independence of Korn Ferry, as defined under the applicable section of the NYSE rules and Rule 10C-1 under the Exchange Act, the Board engaged Korn Ferry in December 2020, to review, evaluate and provide recommendations regarding the Company’s multi-year equity grant framework for senior leadership executives across the firm. In connection with the engagement, Korn Ferry reviewed the equity grant framework in the context of internal business considerations and external market data and best practices, including comparative analyses against a peer group. Korn Ferry provided the Board with a report containing their views on vesting provisions for time-based awards, performance targets for performance-based grants, including stock price thresholds and volume weighted average share price calculation and equity dilution and burn rate compared to a peer group. After consideration of Korn Ferry’s report, the Board approved multi-year equity grants in January 2021, including performance-based equity grants. Because of the significant growth and strong performance of the Company in 2021, the vesting criteria for the performance-based equity grants were satisfied during 2021.

Restricted Units - Messrs. Arougheti and deVeer. In January 2021, the Board approved the grant of restricted units to members of our senior leadership, including 1.2 million restricted units to be granted in equal installments over a four-year period to Mr. Arougheti and 800,000 restricted units to be granted in equal installments over a four-year period to Mr. deVeer, in order to incentivize their continued employment and to align their interests with our fund investors and stockholders. The first grant of restricted unit awards occurred in January 2021, the second in January 2022, the third in January 2023 with the final grant scheduled to be granted in January 2024, subject to the NEO’s continued service through the grant date. The restricted units are scheduled to vest in four equal installments on January 31 of each of the second, third, fourth and fifth anniversaries of the applicable grant, generally subject to the NEO’s continued service through the applicable vesting date (subject to certain exceptions as described in greater detail below, under “Compensation of our Executive Officers—Potential Payments upon Termination or Change-in-Control”).

Restricted Units - Mr. Phillips. In January 2022, the Board approved the grant of 10,000 restricted units to Mr. Phillips to incentivize his continued employment and align his interests with our fund investors and stockholders. The restricted units are scheduled to vest in four equal installments on January 31 of each of the second, third, fourth and fifth anniversaries of the grant date, generally subject to Mr. Phillips’ continued service through the applicable vesting date (subject to certain exceptions as described in greater detail below, under “Compensation of our Executive Officers—Potential Payments upon Termination or Change-in-Control”).

Deferred Unit Awards - Mr. Phillips. We award a portion of the annual discretionary bonus to key employees (including those NEOs who receive annual discretionary bonuses) in the form of restricted units to be settled in shares of our Class A common stock. We refer to these restricted units as “Deferred Units.” Generally, Deferred Units vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to continued employment.
In January 2022, we granted 2,907 Deferred Units to Mr. Phillips and in January 2023 we granted 4,413 Deferred Units to Mr. Phillips, in each case, in respect of a portion of his annual discretionary bonus for the preceding calendar year. The Deferred Units will lapse and be forfeited upon termination of employment (subject to certain exceptions as described in greater detail below, under “Compensation of our Executive Officers—Potential Payments upon Termination or Change-in-Control”). We believe the period of deferral and the vesting schedule sufficiently aligns the interests of NEOs who receive discretionary bonuses with our interests, as well as the interests of our fund investors and stockholders.
Common Stock and Ares Operating Group Units

We refer to our Class A common stock, Ares Operating Group Units and shares of our Class A common stock received in exchange for such Ares Operating Group Units as “subject units.”

The subject units received by our NEOs are fully vested. The subject units owned by our NEOs may be transferred or exchanged at any time, subject to the restrictions in the exchange agreement. The transfer restrictions provided in the exchange agreement are generally applicable to the subject units. There may be some different arrangements for some individuals in isolated instances, none of which are applicable to our NEOs.

As of the Record Date, assuming that all of the outstanding Ares Operating Group Units exchangeable for shares of our Class A common stock were exchanged for shares of our Class A common stock, Mr. Ressler would hold, directly or indirectly, shares of our Class A common stock representing 20.48% of the total number of shares of our Class A common stock outstanding as a result of such exchange and subject to transfer restrictions and forfeiture provisions.

Termination Payments
In addition to the awards described above, Messrs. Arougheti, deVeer, and Phillips have been granted long-term equity awards that may vest upon certain qualifying terminations of employment. The effect of certain qualified terminations on our NEOs’ long-term equity awards is described in greater detail below under “Compensation of our Executive Officers—Potential Payments upon Termination or Change-in-Control.”
Other Benefits
401(k) Retirement Plan. All of our NEOs are eligible to participate in our 401(k) program. We intend that participation in our 401(k) program will assist our NEOs to set aside funds for retirement in a tax efficient manner. The Ares retirement plan provides options for contributing to a traditional pre-tax 401(k), a post-tax Roth 401(k) or a combination of both, up to allowable IRS limits. In addition, we provide a discretionary match equal to 100% of the first 4% of the individual’s earnings and 50% of the next 2% of the individual’s earnings, up to a maximum match of $9,150 for 2022. The match is subject to a three-year vesting schedule, vesting 1/3 per year over the first three years of employment at Ares. Once employed for three years, 100% of any match outstanding or due to the employee is vested.
Charitable Matching. We offer a charitable donation matching program to our employees, including our NEOs. As part of the program, we will match charitable contributions by employees up to up to $3,000 per employee per fiscal year. During 2022, one of our NEOs, Mr. Phillips, utilized this program for the full $3,000 amount.
Clawback

The compensation committee is reviewing the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and is adopting a clawback policy in accordance with the NYSE listing standards in accordance with the final rules.

Accounting and Tax Considerations
We consider the impact of accounting implications and tax treatment of significant compensation decisions.
Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”) generally disallows publicly-listed companies a tax deduction for compensation in excess of $1,000,000 paid to “covered employees” of such company, which “covered employees” can include the chief executive officer, the chief financial officer, the three other highest paid executive officers and certain individuals who were previously “covered employees”. Under final regulations released in December 2020 that reverse a longstanding position of the Internal Revenue Service, Section 162(m) now applies to corporations, including the Company, in respect of the compensation of covered employees of an operating partnership for which the compensation deduction is allocable to the corporation based on its interest in the partnership. The regulations may limit deductions for the compensation of covered employees of an operating partnership that are allocable to the Company.
The developments described above, as well as other developments and changes in accounting standards and tax law may impact our compensation decisions. As accounting standards and applicable tax laws develop, we may revise certain features of our executive compensation program to appropriately align our executive compensation program with our overall executive compensation philosophy and objectives. However, we believe that these are only some of the many relevant considerations of setting executive compensation, and should not be permitted to compromise our ability to design and maintain compensation programs that are consistent with our compensation philosophy and objectives. Accordingly, we retain the discretion to pay compensation that is not tax deductible and/or could have adverse accounting consequences.

COMPENSATION COMMITTEE REPORT
As described above, the Board established a compensation committee in February 2023. The compensation committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, has determined that the Compensation Discussion and Analysis should be included in this proxy statement.

Antoinette Bush Paul G. Joubert Michael Lynton Eileen Naughton Dr. Judy D. Olian

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary Compensation Table for Fiscal Year 2022
The following table contains information about the compensation paid to or earned by each of our NEOs during the three most recently completed fiscal years, except for our new NEO during 2021, for which compensation is only presented for fiscal years 2021 and 2022.

		Salary	Bonus	Stock Awards	All Other Compensation		Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)		($)
Michael J Arougheti, Co-Founder, Chief Executive Officer and President	2022	—	—	13,728,000	20,873,100	(4)(8)	34,601,100
	2021	—	—	53,154,000	17,688,896		70,842,896
	2020	—	—	—	7,303,953		7,303,953
R. Kipp deVeer, Director, Head of Credit Group	2022	—	—	9,152,000	25,321,625	(5)(8)	34,473,625
	2021	—	—	22,294,000	23,090,167		45,384,167
David B. Kaplan, Co-Founder	2022	—	—	—	8,562,353	(6)(8)	8,562,353
	2021	—	—	—	22,779,937		22,779,937
	2020	—	—	—	54,974,317		54,974,317
Bennett Rosenthal, Co-Founder and Chairman of Private Equity Group	2022	—	—	—	8,562,353	(6)(8)	8,562,353
	2021	—	—	—	22,779,937		22,779,937
	2020	—	—	—	54,974,317		54,974,317
Jarrod Phillips, Chief Financial Officer	2022	750,000	685,000	959,073	53,014	(7)	2,447,087
	2021	750,000	525,000	2,073,259	10,700		3,358,959

(1)In 2022, 2021 and 2020, we did not make base salary payments to Messrs. Arougheti, deVeer, Kaplan or Rosenthal.
(2)Represents the cash portion of the discretionary annual bonus in respect of the applicable fiscal year. As further described in “—Compensation Discussion and Analysis—Annual Cash Discretionary Bonus Payments”, Mr. Phillips received 31% of his 2022 discretionary bonuses in restricted units granted in January 2023, which is not included in these amounts.
(3)Represents the grant date fair value of restricted units in respect of shares of our Class A common stock computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). See Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 24, 2023.
(4)Includes actual cash distributions attributable to carried interest allocations of $3,338,589 and incentive fee payments of $17,525,361.
(5)Includes actual cash distributions attributable to carried interest allocations of $4,239,337 and incentive fee payments of $21,073,138.
(6)Includes actual cash distributions attributable to carried interest allocations of $8,553,203.
(7)Includes $40,864 in actual cash distributions attributable to carried interest allocations, $9,150 in matching contributions under our 401(k) plan, and $3,000 in matching contributions under our charitable donation matching program.
(8)Includes $9,150 in matching contributions under our 401(k) plan.

Grants of Plan-Based Awards for Fiscal Year 2022
The following table contains information about each grant of an award made to our NEOs in 2022 under any plan, including awards that subsequently have been transferred.

Name	Grant Date(1)	Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock Awards(2) ($)
Michael J Arougheti	1/31/2022	300,000	(3)	13,728,000

R. Kipp deVeer	1/31/2022	200,000	(3)	9,152,000

Jarrod Phillips	1/20/2022	2,907	(4)	217,473
	1/31/2022	10,000	(3)	741,600

(1)For information regarding the timing and vesting of restricted unit grants, see “—Elements of Compensation—Long-Term Equity Compensation.”
(2)Represents the grant date fair value of restricted units computed in accordance with FASB ASC Topic 718. See Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 24, 2023.

(3)Represents restricted units granted under our 2014 Equity Incentive Plan to be settled in shares of our Class A common stock upon vesting. The restricted units generally vest in four equal installments on each of January 31, 2024, 2025, 2026 and 2027, generally subject to continued employment and earlier vesting upon the occurrence of specified events. See “Compensation of our Executive Officers—Potential Payments upon Termination or Change-in-Control.”
(4)Represents restricted units granted under our 2014 Equity Incentive Plan to be settled in shares of our Class A common stock, awarded to Mr. Phillips as a portion of his annual discretionary bonus. The restricted units generally vest in three equal installments on each of January 20, 2023, 2024 and 2025, subject to continued employment and earlier vesting upon the occurrence of specified events. See “Compensation of our Executive Officers—Potential Payments upon Termination or Change-in-Control.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards
Equity Incentive Awards

Please see “Compensation Discussion and Analysis—Elements of Compensation” for a discussion of the Company’s restricted unit awards. Please see “—Potential Payments Upon Termination or Change in Control” for a description of certain terminations of employment or change in control events that could impact the normal vesting schedules for the equity awards.

Outstanding Equity Awards at Fiscal Year-End 2022
The following table contains information concerning unvested equity awards; unexercised options; stock that has not vested; and equity incentive plan awards outstanding for each NEO as of December 31, 2022.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael J Arougheti	—	—		—	—	766,666	(2) (3) (4)	52,470,621
R. Kipp deVeer	84,546	—	(5)	19	April 30, 2024	525,557	(6) (7) (8) (9) (10)	35,969,121
David B. Kaplan	—	—		—	—	—		—
Bennett Rosenthal	—	—		—	—	—		—
Jarrod Phillips	—	—		—	—	65,744	(11) (12) (13) (14) (15) (16) (17) (18) (19)	4,499,519

(1)The dollar amounts shown under these columns were calculated by multiplying the number of unvested restricted units held by the NEO by the closing price of $68.44 per share of our Class A common stock on December 30, 2022, the last trading day of 2022.
(2)666,666 restricted units were granted on July 31, 2018 and vest in equal installments on each of January 1, 2020, January 1, 2021, January 1, 2022 and January 1, 2023, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, 500,000 of these restricted units have vested.
(3)300,000 restricted units were granted on January 21, 2021 and vest in equal installments on each of January 31, 2023, January 31, 2024, January 31, 2025 and January 31, 2026, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, none of these restricted units have vested.
(4)300,000 restricted units were granted on January 31, 2022 and vest in equal installments on each of January 31, 2024, January 31, 2025, January 31, 2026 and January 31, 2027, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, none of these restricted units have vested.
(5)These options were granted on February 13, 2017 and are fully vested. As of December 31, 2022, 126,818 options have been exercised.
(6)100,000 restricted units were granted on January 31, 2019 and vest in equal installments on each of January 31, 2021, January 31, 2022, January 31, 2023 and January 31, 2024, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, 50,000 of these restricted units have vested.
(7)1,672 restricted units were granted on January 20, 2020 and vest in equal installments on each of January 20, 2021, January 20, 2022 and January 20, 2023, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, 1,115 of these restricted units have vested.
(8)100,000 restricted units were granted on January 31, 2020 and vest in equal installments on each of January 31, 2022, January 31, 2023, January 31, 2024 and January 31, 2025, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, 25,000 of these restricted units have vested.
(9)200,000 restricted units were granted on January 22, 2021 and vest in equal installments on each of January 31, 2023, January 31, 2024, January 31, 2025 and January 31, 2026, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, none of these restricted units have vested.
(10)200,000 restricted units were granted on January 31, 2022 and vest in equal installments on each of January 31, 2024, January 31, 2025, January 31, 2026 and January 31, 2027, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, none of these restricted units have vested.
(11)15,000 restricted units were granted on January 31, 2018 and vest in equal installments on each of January 31, 2020, January 31, 2021, January 31, 2022, and January 31, 2023, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, 11,250 of these restricted units have vested.
(12)10,000 restricted units were granted on January 31, 2019 and vest in equal installments on each of January 31, 2021, January 31, 2022, January 31, 2023, and January 31, 2024, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, 5,000 of these restricted units have vested.
(13)2,142 restricted units were granted on January 20, 2020 and vest in equal installments on each of January 20, 2021, January 20, 2022, and January 20, 2023, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, 1,429 of these restricted units have vested.

(14)15,000 restricted units were granted on January 31, 2020 and vest in equal installments on each of January 31, 2022, January 31, 2023, January 31, 2024, and January 31, 2025, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, 3,750 of these restricted units have vested.
(15)3,185 restricted units were granted on January 20, 2021 and vest in equal installments on each of January 20, 2022, January 20, 2023, and January 20, 2024, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, 1,061 of these restricted units have vested.
(16)10,000 restricted units were granted on January 31, 2021 and vest in equal installments on each of January 31, 2023, January 31, 2024, January 31, 2025, and January 31, 2026, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, none of these restricted units have vested.
(17)20,000 restricted units were granted on August 9, 2021 and vest in equal installments on each of July 1, 2023, July 1, 2024, July 1, 2025, and July 1, 2026, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, none of these restricted units have vested.
(18)2,907 restricted units were granted on January 20, 2022 and vest in equal installments on each of January 20, 2023, January 20, 2024, and January 20, 2025, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, none of these restricted units have vested.
(19)10,000 restricted units were granted on January 31, 2022 and vest in equal installments on each of January 31, 2024, January 31, 2025, January 31, 2026, and January 31, 2027, subject to continued employment and earlier vesting upon the occurrence of specified events. As of December 31, 2022, none of these restricted units have vested.

Stock Vested for Fiscal Year 2022

The following table provides information regarding the vesting of stock awards during the fiscal year ended December 31, 2022 with respect to our NEOs:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Michael J Arougheti	166,666	13,544,946
R. Kipp deVeer	238,057	19,265,410
David B. Kaplan	—	—
Bennett Rosenthal	—	—
Jarrod Phillips	13,258	1,038,683

(1)The Value Realized on Vesting column reflects the aggregate value realized with respect to all restricted units that vested during fiscal year 2022. The value realized in connection with each vesting of shares of restricted units is calculated as the number of restricted units multiplied by the closing price of our Class A common stock on the vesting date. The value realized amounts are calculated in accordance with the rules and regulations of the SEC and may not reflect the amounts ultimately realized by the applicable NEO.

Potential Payments upon Termination or Change-in-Control
Other than as set forth below, our NEOs are not entitled to any additional payments or benefits upon termination of employment, upon a change in control or upon retirement, death or disability. As discussed in greater detail below, for certain of our NEOs, certain of their carried interest awards and other long-term equity awards will accelerate upon termination of such NEO’s services to us without cause or by reason of death or disability of such NEO.
Equity Arrangements with Michael Arougheti
In July 2018, in recognition of Mr. Arougheti’s appointment as Chief Executive Officer, we granted 666,666 restricted units to Mr. Arougheti. The restricted units are eligible to vest 25% on each of January 1, 2020, 2021, 2022 and 2023 (the “2018 Service-Based Award”). In January 2021, we granted 300,000 restricted units to Mr. Arougheti that will vest 25% on each of January 31, 2023, 2024, 2025 and 2026 (the “2021 Arougheti Service-Based Award”). In January 2022, we granted 300,000 restricted units to Mr. Arougheti that will vest 25% on each of January 31, 2024, 2025, 2026 and 2027 (the “2022 Arougheti Service-Based Award”). Any unvested restricted units will be forfeited upon Mr. Arougheti’s termination of service, provided that, in the event that Mr. Arougheti’s service is terminated without cause or due to his death or disability, or upon Mr. Arougheti’s resignation for good reason (in each case, as defined in Mr. Arougheti’s restricted unit award agreement), 50% of the then-unvested 2018 Service-Based Award, 2021 Arougheti Service-Based Award, and 2022 Arougheti Service-Based Award will vest. Further, if Mr. Arougheti’s service is terminated without cause (other than due to Mr. Arougheti’s death or disability) or as a result of Mr. Arougheti’s resignation for good reason, in either case, within six months of a change in control event (as defined in Mr. Arougheti’s restricted unit award agreement), any then-unvested 2018 Service-Based Award, 2021 Arougheti Service-Based Award, and/or 2022 Arougheti Service-Based Award will vest in full. If Mr. Arougheti had experienced a termination without cause, by reason of his death or disability, or as a result of his resignation for good reason, in each case, on December 31, 2022, Mr. Arougheti would have vested in restricted units having a value of $26,235,311. Further, if a change in control event were to occur and Mr. Arougheti’s service was terminated without cause or as a result of Mr. Arougheti’s resignation for good reason on December 31, 2022, Mr. Arougheti would have vested in additional restricted units having a value of $26,235,311. The values provided above are based on the closing price for our Class A common stock on December 30, 2022, which was $68.44.

As discussed above in “Compensation Discussion and Analysis—Current Year Grants of Restricted Units,” in January 2021, the Board approved grants of restricted units for 2023 and 2024 for Mr. Arougheti. In the event Mr. Arougheti’s service is terminated without cause or due to his death or disability, or upon Mr. Arougheti’s resignation for good reason (in each case, as defined in Mr. Arougheti’s restricted unit award agreement), 50% of the then-unvested restricted units subject to such Board approval will vest, including such restricted units that have not yet been granted. Further, if Mr. Arougheti’s service is terminated without cause (other than due to Mr. Arougheti’s death or disability) or as a result of Mr. Arougheti’s resignation for good reason, in either case, within six months following a change in control event (as defined in Mr. Arougheti’s restricted unit award agreement), any then-unvested restricted units subject to such Board approval will vest in full, including such restricted units that have not yet been granted.
Equity Arrangements with R. Kipp deVeer
With respect to the restricted units granted to Mr. deVeer in January 2019 and January 2020, in the event that Mr. deVeer's service is terminated (i) as a result of Mr. deVeer's termination without cause, any restricted units that are outstanding and unvested as of such termination and that are scheduled to vest on or prior to the twelve-month anniversary of such termination will vest upon the termination, or (ii) as a result of Mr. deVeer's death or disability, 50% of the restricted units outstanding and unvested as of such termination will vest upon the termination. If Mr. deVeer had experienced a termination without cause or by reason of death or disability, in each case, on December 31, 2022, Mr. deVeer would have vested in restricted units having a value of $3,422,000 or $4,277,500, respectively, based on the closing price for our Class A common stock on December 30, 2022, which was $68.44.

In January 2021, we granted 200,000 restricted units to Mr. deVeer that will vest 25% on each of January 31, 2023, 2024, 2025 and 2026 (the “2021 deVeer Service-Based Award”). In January 2022, we granted 200,000 restricted units to Mr. deVeer that will vest 25% on each of January 31, 2024, 2025, 2026 and 2027 (the “2022 deVeer Service-Based Award”). Any unvested restricted units will be forfeited upon Mr. deVeer’s termination of service, provided that, in the event that Mr. deVeer’s service is terminated without cause or due to his death or disability, or upon Mr. deVeer’s resignation for good reason (in each case, as defined in Mr. deVeer’s restricted unit award agreement), 50% of the then-unvested 2021 deVeer Service-Based Award and 2022 deVeer Service-Based Award will vest. Further, if Mr. deVeer’s service is terminated without cause (other than due to Mr. deVeer’s death or disability) or as a result of Mr. deVeer’s resignation for good reason, in either case, within six months of a change in control event (as defined in Mr. deVeer’s restricted unit award agreement), any then-unvested 2021 deVeer Service-Based Award and 2022 deVeer Service-Based Award will vest in full. If Mr. deVeer had experienced a termination without cause, by reason of his death or disability, or as a result of his resignation for good reason, in each case, on December 31, 2022, Mr. deVeer would have vested in restricted units having a value of $13,688,000. Further, if a change in control event were to occur and Mr. deVeer’s service was terminated without cause or as a result of Mr. deVeer’s resignation for good reason on December 31, 2022, Mr. deVeer would have vested in additional restricted units having a value of $13,688,000. The values provided above are based on the closing price for our Class A common stock on December 30, 2022, which was $68.44.

As discussed above in “—Compensation Discussion and Analysis—Current Year Grants of Restricted Units,” in January 2021, the Board approved grants of restricted units for 2023 and 2024 for Mr. deVeer. In the event Mr. deVeer’s service is terminated without cause or due to his death or disability, or upon Mr. deVeer’s resignation for good reason (in each case, as defined in Mr. deVeer’s restricted unit award agreement), 50% of the then-unvested restricted units subject to such Board approval will vest, including such restricted units that have not yet been granted. Further, if Mr. deVeer’s service is terminated without cause (other than due to Mr. deVeer’s death or disability) or as a result of Mr. deVeer’s resignation for good reason, in either case, within six months following a change in control event (as defined in Mr. deVeer’s restricted unit award agreement), any then-unvested restricted units subject to such Board approval will vest in full, including such restricted units that have not yet been granted.
Deferred Unit Awards
If Mr. deVeer's employment is terminated without cause, by reason of his death or disability or for early or normal retirement, the unvested portion of his Deferred Units will vest. If Mr. deVeer had experienced a termination without cause, by reason of death or disability or for early or normal retirement on December 31, 2022, Mr. deVeer would have vested in Deferred Units having a value of $38,121, based on the closing price of our Class A common stock on December 30, 2022, which was $68.44.

Equity Arrangements with Jarrod Phillips
With respect to the restricted units granted to Mr. Phillips in January 2018, January 2019, January 2020, January 2021, August 2021, and January 2022, in the event that Mr. Phillips's service is terminated (i) as a result of Mr. Phillips's termination without cause, any restricted units that are outstanding and unvested as of such termination and that are scheduled to vest on or prior to the twelve-month anniversary of such termination will vest upon the termination, or (ii) as a result of Mr. Phillips's death or disability, 50% of the restricted units outstanding and unvested as of such termination will vest upon the termination. If Mr. Phillips had experienced a termination without cause or by reason of death or disability, in each case, on December 31, 2022, Mr. Phillips would have vested in restricted units having a value of $1,197,700 or $2,053,200, respectively, based on the closing price for our Class A common stock on December 30, 2022, which was $68.44.
Deferred Unit Awards
If Mr. Phillips's employment is terminated without cause, by reason of his death or disability or for early or normal retirement, the unvested portion of his Deferred Units will vest. If Mr. Phillips had experienced a termination without cause, by reason of death or disability or for early or normal retirement on December 31, 2022, Mr. Phillips would have vested in Deferred Units having a value of $393,119, based on the closing price of our Class A common stock on December 30, 2022, which was $68.44.
Incentive Fees
Our incentive fee awards are generally annual awards and forfeitable upon termination of employment in certain circumstances. However, for Messrs. Arougheti and deVeer, certain of the incentive fees are structured such that, notwithstanding the NEO's termination of employment with us, the NEO’s may be eligible to continue to receive distributions relating to a declining portion of the NEO's incentive fee allocation for a period of up to twelve quarters following the NEO's termination of employment.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. For more information about our executive compensation program, please refer to the “Compensation Discussion and Analysis” section above.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income(7)	Fee Related Earnings(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
	($)	($)	($)	($)	($)	($)	($ in thousands)	($ in thousands)
2022	34,601,100	37,288,439	13,511,355	13,746,133	213	127	167,541	994,350
2021	70,842,896	135,601,181	23,162,854	25,070,250	245	162	386,748	712,308
2020	7,303,953	21,737,279	41,384,164	43,239,871	138	115	130,442	431,231
__________________________________
(1)    The dollar amounts reported in this column are the amounts of total compensation reported for our Chief Executive Officer (the “PEO”) for each corresponding year, as reported in the “Total” column of the Summary Compensation Table. The name of the PEO of the Company reflected in these columns for each of the applicable fiscal years is Michael J Arougheti.
(2)     “Compensation Actually Paid” has been calculated in accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K and do not reflect compensation actually earned, realized or received, the following adjustments were made to the amounts reported for Mr. Arougheti in the Summary Compensation Table. In calculating “Compensation Actually Paid”, the fair value or change in fair value, as applicable, of the equity award adjustments included in each calculations was computed in accordance with FASB ASC Topic 718. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Arougheti during the applicable year. “Compensation Actually Paid” for Mr. Arougheti includes performance equity awards with market conditions that have fully vested during the periods presented. Those performance equity awards with market conditions are presented as if the market conditions were met on the respective grant dates, with corresponding changes in fair value between the grant dates and vesting dates included within “Compensation Actually Paid.”

	2022	2021	2020
Description	($)	($)	($)
Reported Summary Compensation Total for PEO	34,601,100	70,842,896	7,303,953
Change in Pension Value Deduction for PEO(a)	—	—	—
Pension Service Cost Addition for PEO(a)	—	—	—
Prior Pension Service Cost Addition for PEO(a)	—	—	—
Reported Stock Awards Deduction for PEO(b)	(13,728,000)	(53,154,000)	—
Equity Award Adjustments for PEO(c)	16,415,339	117,912,285	14,433,326
Compensation Actually Paid to PEO	37,288,439	135,601,181	21,737,279
(a)    The Company has no pension plans.
(b)     Total grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(c)     For each covered year, the amounts added or deducted in calculated equity award adjustments include:

	Add Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year for PEO	Add Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards for PEO	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year for PEO	Add Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for PEO	Subtract Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year for PEO	Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for PEO	Total Equity Award Adjustments for PEO
Year	($)	($)	($)	($)	($)	($)	($)
2022	20,532,000	(5,987,325)	—	—	—	1,870,664	16,415,339
2021	24,381,000	11,406,621	80,934,000	—	—	1,190,664	117,912,285
2020	—	5,679,989	—	7,953,337	—	800,000	14,433,326

(3)     The dollar amounts reported in this column represent the average of the total amounts reported for our non-PEO named executive officers (the “Other NEOs”) for each corresponding year in the “Total” column of the Summary Compensation Table. For fiscal year 2022, our Other NEOs included R. Kipp deVeer, David B. Kaplan, Bennett Rosenthal and Jarrod Phillips. For fiscal year 2021 our Other NEOs included R. Kipp deVeer, David B. Kaplan, Bennett Rosenthal, Jarrod Phillips and Michael R. McFerran. For fiscal year 2020 our Other NEOs were Antony P. Ressler, David B. Kaplan, Bennett Rosenthal and Michael R. McFerran.
(4)     “Compensation Actually Paid” has been calculated in accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K and do not reflect compensation actually earned, realized or received, when calculating the “average compensation actually paid for the Other NEOs, the following adjustments were made to the amounts reported in the Summary Compensation Table. In calculating “Compensation Actually Paid”, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by or paid to our Other NEOs as a group during the applicable year.

	2022	2021	2020
Description	($)	($)	($)
Average Reported Summary Compensation Total for Other NEOs	13,511,355	23,162,854	41,384,164
Average Change in Pension Value Deduction for Other NEOs(a)	—	—	—
Average Pension Service Cost Addition for Other NEOs(a)	—	—	—
Average Prior Pension Service Cost Addition for Other NEOs(a)	—	—	—
Average Reported Stock Awards Deduction for Other NEOs(b)	(2,527,768)	(8,947,999)	(1,497,989)
Average Equity Award Adjustments for Other NEOs(c)	2,762,546	10,855,395	3,353,696
Average Compensation Actually Paid to Other NEOs	13,746,133	25,070,250	43,239,871
___________________________________
(a)    The Company has no pension plans.
(b)     Average total grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. The Other NEOs did not receive option awards in the years shown.
(c)     For each covered year, the amounts added or deducted in calculated equity award adjustments include:

	Add Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year for Other NEOs	Add Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards for Other NEOs	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year for Other NEOs	Add Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for Other NEOs	Subtract Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year for Other NEOs	Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for Other NEOs	Total Equity Award Adjustments for Other NEOs
Year	($)	($)	($)	($)	($)	($)	($)
2022	3,642,839	(1,211,912)	—	(29,074)	—	360,693	2,762,546
2021	5,618,764	2,706,186	8,078,500	585,891	(6,542,651)	408,705	10,855,395
2020	1,603,052	1,731,738	—	(263,798)	—	282,704	3,353,696
(5)     The total shareholder return as calculated based on a fixed investment of one hundred ($100) dollars measured from the market closed on December 31, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table.
(6)     Total shareholder return for our peer group is the U.S. Dow Jones U.S. Asset Managers Index (the “Peer Group”), which we also use for purposes of the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022.
(7)     Represents the amount of net income reflected in the Company’s audited Generally Accepted Accounting Principles (“GAAP”) financial statements for each applicable fiscal year.
(8)    Our company-selected measure is Fee Related Earnings (“FRE”). FRE, a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees and fee related performance revenues, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as FRE excludes net performance income, investment income from our funds and certain other items that we believe are not indicative of our core operating performance. Fee related performance revenues, together with fee related performance compensation, is presented within FRE because it represents incentive fees from perpetual capital vehicles that are measured and received on a recurring basis and are not dependent on realization events from the underlying investments. FRE is further described in our Annual Report on Form 10-K, including a reconciliation of non-GAAP measures to the corresponding GAAP measure within “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Analysis—Non-GAAP Financial Measures—Fee Related Earnings.”

Pay versus Performance Comparative Disclosure

As described in more detail in the section titled “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the table above. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “Compensation Actually Paid” for a particular year (as computed in accordance with Item 402(v) of Regulation S-K).

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the table above.

Compensation Actually Paid and Total Shareholder Return (“TSR”)

As demonstrated by the table above, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO Named Executive Officers is generally aligned with the Company’s TSR over the three year period presented in the table. While the Company does not use TSR as a performance measure in its overall executive compensation program, the measure of TSR is correlated with the performance of the Company which is consistent with the objective of aligning NEO compensation with the interests of our stockholders.

Compensation Actually Paid and Net Income

As demonstrated by the table above, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO Named Executive Officers is generally aligned with the Company’s net income over the three year period presented in the table. While the Company does not use net income as a performance measure in its overall executive compensation program, the measure of net income is correlated with the performance of the Company which is consistent with the objective of aligning NEO compensation with the interests of our stockholders.

Compensation Actually Paid and Fee Related Earnings

As demonstrated by the table above, the fee related earnings steadily increased over the three year reporting period, while the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO Named Executive Officers fluctuated over the three year period. As described in “Compensation Discussion and Analysis” our compensation program takes into account various factors, including FRE which is correlated with the performance of the Company, in order to create alignment between the interests of our NEOs and fund investors and stockholders, which impacted the amount of ‘compensation actually paid’ as required to be calculated in accordance with Item 402(v) of Regulation S-K.

Company TSR and Peer Group TSR

The Company’s TSR from the beginning to the end of the period presented in the table outperformed the Company’s peer group TSR over the period presented in the table.

Pay versus Performance Tabular List of Most Important Performance Measures

The following provides a list of the performance measures that we believe are the most important performance measures used to link compensation actually paid to company performance. We are providing this list in accordance with Item 402(v) of Regulation S-K to provide information on performance measures used to determine NEO compensation.

Most Important Performance Measures
Fee Related Earnings
After-tax Realized Income per share of Class A and non-voting common stock
Assets Under Management
Fund performance

For a reconciliation of these non-GAAP measures to the corresponding GAAP measures, please see “Annex A: Reconciliation of Non-GAAP Measures.”

PAY RATIO
As a result of the rules adopted by the SEC under the Dodd-Frank Act, we are required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, using certain permitted methodologies. To determine our CEO pay ratio and our median employee, we took the following steps:
•We identified our median employee utilizing data as of December 31, 2022 (the “Determination Date”) by examining the total amount of compensation as reflected in our payroll records and as reported to the Internal Revenue Service on Form W-2 and Schedule K-1 for 2022 (“total compensation”) for all individuals, excluding our CEO, who were employed by us on the Determination Date. Total compensation includes salary, wages, distributions on carried interest and incentive fees, and income from unvested restricted units (including vesting thereof and distributions on such restricted units). We included all employees, whether employed on a full-time, part-time, seasonal or temporary basis.

•We did not make any material assumptions, adjustments, or estimates with respect to total compensation. We annualized the compensation for all employees hired during 2022, including as a result of acquisitions.

•We included non-U.S. employees by converting their total compensation to U.S. Dollars from the applicable local currency using the 10-month average exchange rate from January 1, 2022 through October 31, 2022.

•We believe the use of total compensation for all employees is a consistently applied compensation measure because the SEC released guidance providing that compensation determined based on the Company’s tax and/or payroll records is an appropriate consistently applied compensation measure.

•After identifying the median employee based on total compensation, we calculated annual total compensation for that employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table in this proxy statement. The annual total compensation of our median employee for 2022 was $220,000.

•The annual total compensation of our CEO for 2022 was $34,601,100.

Our pay ratio may not be comparable to the CEO pay ratios presented by other companies. We believe our methodology most accurately reflects the incentives provided to our executives and employees in their roles at the Company. Based on the methodology described above, for 2022, the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee (other than our CEO) is 157:1.

COMPENSATION OF OUR DIRECTORS
Each of our independent directors receives an annual retainer of $300,000, 50% payable in cash and 50% payable in equity, for the actual service period. An additional annual cash retainer of $40,000 is payable annually to the chair of our audit committee, an additional annual cash retainer of $25,000 is payable annually to each other member of our audit committee and an additional annual cash retainer of $15,000 is payable annually to each non-executive director member of our nominating and governance committee.
For the 2022 annual retainer, each independent director received an equity grant pursuant to the 2014 Equity Incentive Plan of 2,787 restricted units, each of which represents the right to receive one share of our Class A common stock upon vesting. The restrictions on such units are scheduled to lapse on the first anniversary of the grant date.

We also reimburse independent directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with their attendance in-person at Board and committee meetings. Directors who are employees of or provide services to (other than as a director) any entity related to Ares Management Corporation did not receive any compensation for their services as directors.
We also offer independent directors the opportunity to direct a contribution of up to $15,000 per fiscal year from the Company to charitable organization(s) of their choice.
The Board periodically reviews the compensation of the independent directors in order to ensure the appropriateness of the compensation program. Upon determining the independence of Korn Ferry, as defined under the applicable section of the NYSE rules and Rule 10C-1 under the Exchange Act, the Board engaged Korn Ferry in May 2022, to review, evaluate and provide recommendations regarding the compensation of the Company’s independent directors. After consideration of Korn Ferry’s report, the Board approved an updated annual compensation program for the independent directors in July 2022.
Independent Director Stock Ownership Guidelines
In July 2022, the Board adopted guidelines with respect to the targeted Class A common stock ownership level for all of the Company's independent directors, further underscoring its commitment to long-term stockholder value and aligning its interests with our Class A common stockholders. All independent directors are required to own shares valued at three times the cash component of the annual retainer for Board service to be received (excluding fees for serving on committees of the Board). It is expected that these guidelines are achieved within five years of joining the Board. All directors have met or are on track to meet this requirement.

Directors’ Compensation Table
The following table contains information concerning the compensation of the non-executive directors and Executive Chairman for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Paul G. Joubert	160,000	183,998	15,000	(2)	358,998
Antoinette Bush	152,500	183,998	15,000	(2)	351,498
Eileen Naughton	127,500	183,998	—		311,498
Michael Lynton	127,500	183,998	100,000	(3)	411,498
Dr. Judy D. Olian	152,500	183,998	15,000	(2)	351,498
Antony P. Ressler(4)	—	—	—		—

(1)On July 28, 2022, Ms. Bush, Messrs. Joubert and Lynton, Ms. Naughton, and Dr. Olian each received equity grants of 2,787 restricted units, pursuant to the 2014 Equity Incentive Plan, each of which vests 100% on the first anniversary of the grant date. Represents the grant date fair value of restricted units in respect of shares of our Class A common stock computed in accordance with FASB ASC Topic 718. See Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 24, 2023.
(2)Includes $15,000 in charitable contributions made by us at the direction of the independent director under our charitable donation program for independent directors.
(3)Includes $100,000 in fees for serving on the industry advisory board of one of our funds with a sports, media and entertainment focused strategy.
(4)Mr. Ressler is not an independent director and received no compensation for his previous service as a member of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Class A common stock and Ares Operating Group Units as of April 14, 2023 by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of Ares Management Corporation, (2) each of our directors and NEOs and (3) all directors and executive officers of the Company as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Beneficial ownership reflected in the table below includes the total shares of our Class A common stock held by the individual and his or her personal planning vehicles. The address of each beneficial owner set forth below (other than BlackRock, Inc., Wellington Management Group LLP, Sumitomo Mitsui Banking Corporation, Capital World Investors and The Vanguard Group, Inc.) is c/o Ares Management Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

Name of Beneficial Owner	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned		Class C Common Stock Beneficially Owned		Combined Total Voting Power(2)
	Shares	Percent(1)	Shares	Percent	Shares	Percent
Ares Partners Holdco LLC(3)	138,237,308	46.33%(4)	1,000	100.00%	120,438,398	100.00%	81.55%(5)
Wellington Management Group LLP	19,437,499(6)	10.92%	—	—	—	—	2.18%
Capital World Investors	16,739,677(7)	9.41%	—	—	—	—	1.88%
The Vanguard Group, Inc.	14,790,463(8)	8.31%	—	—	—	—	1.66%
Sumitomo Mitsui Banking Corporation	13,491,283(9)	7.58%	—	—	—	—	1.52%
BlackRock Inc.	9,916,721(10)	5.57%	—	—	—	—	1.11%
Antony P. Ressler	134,237,507(11)	44.99%	1,000	100.00%	120,438,398	100.00%	81.55%
Michael J Arougheti†	1,630,043(12)	*	—	—	—	—	*
Ryan Berry	1,223,901	*	—	—	—	—	*
David B. Kaplan†	0(13)	*	—	—	—	—	*
R. Kipp deVeer†	1,145,857(14)	*	—	—	—	—	*
Bennett Rosenthal†	0(15)	*	—	—	—	—	*
Jarrod Phillips	121,445(16)	*	—	—	—	—	*
Paul G. Joubert	38,397(17)	*	—	—	—	—	*
Michael Lynton	28,397(18)	*	—	—	—	—	*
Dr. Judy D. Olian	30,197(19)	*	—	—	—	—	*
Antoinette Bush	17,135(20)	*	—	—	—	—	*
Eileen Naughton	2,787(21)	*	—	—	—	—	*
Ashish Bhutani	0(22)	*	—	—	—	—	*
All directors and executive officers as a group (13 persons)	138,475,666	47.34%(4)	1,000	100.00%	120,438,398	100.00%	82.03%(23)

† The number of shares and class ownership percentage reported for Mr. Arougheti exclude 150,258 shares of our Class A common stock and 10,421,596 Ares Operating Group Units held by Ares Owners on behalf of Mr. Arougheti or a vehicle controlled by him, as a limited partner of Ares Owners. The number of shares and class ownership percentage reported for Mr. Kaplan exclude 1,180,052 shares of our Class A common stock and 9,921,596 Ares Operating Group Units held by Ares Owners on behalf of Mr. Kaplan or a vehicle controlled by him, as a limited partner of Ares Owners. The number of shares and class ownership percentage reported for Mr. deVeer exclude 1,510,409 Ares Operating Group Units held by Ares Owners on behalf of Mr. deVeer or a vehicle controlled by him, as a limited partner of Ares Owners. The number of shares and class ownership percentage reported for Mr. Rosenthal exclude 1,105,052 shares of our Class A common stock and 9,921,596 Ares Operating Group Units held by Ares Owners on behalf of Mr. Rosenthal or a vehicle controlled by him, as a limited partner of Ares Owners. Each such person disclaims beneficial ownership of all such shares and units. See footnotes 12, 13, 14, and 15 for additional detail.
* Represents less than 1%.
(1)Unless otherwise stated, the class ownership percentages reported reflect 177,966,353 shares of our Class A common stock outstanding as of April 14, 2023. In addition, shares of our Class A common stock issuable upon the vesting of restricted units or the exercise of stock options are deemed outstanding and beneficially owned by the person holding such restricted unit or stock option for purposes of computing such person’s beneficial ownership percentage, but are not deemed outstanding for the purpose of computing the beneficial ownership percentage of any other person.
(2)As of the Record Date, (i) each share of our Class A common stock is entitled to one vote, (ii) each share of our Class B common stock is entitled to approximately 591,427 votes and (iii) each share of our Class C common stock is entitled to one vote, for a total of 889,831,765 votes.

(3)Each of Messrs. Arougheti, Berry, deVeer, Kaplan, Ressler and Rosenthal manage Holdco. Mr. Ressler generally has veto authority over decisions of the Holdco Members. Holdco is the general partner of Ares Owners and the sole member of both Ares GP LLC and Ares Voting. As of the record date, (i) Ares Owners holds an aggregate of 13,799,109 shares of our Class A common stock on behalf of each of its limited partners or a vehicle controlled by such limited partner and an aggregate of 120,438,398 Ares Operating Group Units on behalf of its limited partners, (ii) Ares GP LLC holds 1,000 shares of our Class B common stock and (iii) Ares Voting holds 120,438,398 shares of our Class C common stock. Each Ares Operating Group Unit is exchangeable for one share of our Class A common stock, subject to certain restrictions. The principal business address of each of Holdco, Ares Owners, Ares GP LLC and Ares Voting is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.
(4)The class ownership percentages of our Class A common stock reported for Ares Owners and Mr. Ressler is based on a total of 298,404,751 shares of our Class A common stock in the aggregate, which includes the shares of our Class A common stock outstanding as of April 14, 2023 and assumes the full exchange of Ares Operating Group Units held by Ares Owners on behalf of each of its limited partners.
(5)As the general partner of Ares Owners, the record holder of 7.75% of the outstanding shares of our Class A common stock, and the sole member of both Ares GP LLC and Ares Voting, the sole record holders of the outstanding shares of our Class B common stock and our Class C common stock, respectively, Holdco has total combined voting power of 81.55% of our common stock, and thus, will control any vote of our common stockholders.
(6)Based on information provided by Wellington Management Group LLP on Schedule 13G/A filed with the SEC on February 6, 2023. As of December 31, 2022, Wellington Management Group LLP reported aggregate beneficial ownership of 19,437,499 shares of our Class A Common Stock with sole voting power over 0 shares, shared voting power over 16,262,902 shares and sole dispositive power over 0 shares. The principal business address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.
(7)Based on information provided by Capital World Investors on Schedule 13G/A, filed with the SEC on February 13, 2023. As of December 31, 2022, Capital World Investors reported aggregate beneficial ownership of 10,060,602 shares of our Class A common stock with sole voting power over 10,060,602 shares, sole dispositive power over 10,060,602 shares and shared dispositive power over 0 shares. The principal business address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.
(8)Based on information provided by The Vanguard Group, Inc. on Schedule 13G/A, filed with the SEC on February 9, 2023. As of December 31, 2022, The Vanguard Group, Inc. and its subsidiaries named in such report reported aggregate beneficial ownership of 14,790,463 shares of our Class A common stock with sole voting power over 0 shares, shared voting power over 102,102 shares, sole dispositive power over 14,569,855 shares and shared dispositive power over 220,608 shares. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(9)Based on information provided by Sumitomo Mitsui Financial Group, Inc. on Form 13F, filed with the SEC on February 10, 2023 and Schedule 13G/A, filed with the SEC on February 2, 2022. As of December 31, 2022, Sumitomo Mitsui Banking Corporation reported aggregate beneficial ownership of 13,364,740 shares of our Class A Common Stock with sole voting power over 0 shares and sole dispositive power over 0 shares. Sumitomo Mitsui Financial Group, Inc., as the parent company of Sumitomo Mitsui Banking Corporation, may be deemed to share voting and dispositive power over the shares of Class A Common Stock held by Sumitomo Mitsui Banking Corporation. The number of shares and class ownership percentage reported for Sumitomo Mitsui Banking Corporation excludes 3,489,911 shares of our non-voting common stock, $0.01 par value per share. The principal business address of Sumitomo Mitsui Banking Corporation is 1-2, Marunouchi 1-Chome, Chiyoda-Ku, Tokyo 100-0005.
(10)Based on information provided by BlackRock, Inc. on Schedule 13G/A, filed with the SEC on February 3, 2023. As of December 31, 2022, BlackRock, Inc. and its subsidiaries named in such report reported aggregate beneficial ownership of 9,916,721 shares of our Class A common stock with sole voting power over 9,183,042 shares, shared voting power over 0 shares, sole dispositive power over 9,916,721 shares and shared dispositive power over 0 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(11)A vehicle which Mr. Ressler may be deemed to control holds 657,031 shares of our Class A common stock. In addition, the number of shares and class ownership percentage reported for Mr. Ressler includes (i) with respect to our Class A common stock, an aggregate of 13,799,109 shares of our Class A common stock held by Ares Owners on behalf of each of its limited partners and assumes the full exchange of the 120,438,398 Ares Operating Group Units held by Ares Owners on behalf of its limited partners, (ii) with respect to our Class B common stock, the 1,000 outstanding shares of our Class B common stock held by Ares GP LLC and (iii) with respect to our Class C common stock, the 120,438,398 outstanding shares of our Class C common stock held by Ares Voting. Ares Owners holds 11,363,747 shares of our Class A common stock and 49,764,375 Ares Operating Group Units on behalf of Mr. Ressler, or on behalf of a vehicle controlled by him, as a limited partner of Ares Owners. Mr. Ressler expressly disclaims beneficial ownership of the shares of our Class A common stock held by Ares Owners, and any shares of our Class A common stock that may be acquired upon exchange of Ares Operating Group Units held by Ares Owners, the shares of our Class B common stock held by Ares GP LLC and the shares of our Class C common stock held by Ares Voting.
(12)Mr. Arougheti or a vehicle controlled by him directly holds 805,043 shares of our Class A common stock and 825,000 restricted units, each of which represents the right to receive one share of our Class A common stock, subject to certain vesting conditions. In addition, Ares Owners holds 150,258 shares of our Class A common stock and 10,421,596 Ares Operating Group Units on behalf of Mr. Arougheti, or on behalf of a vehicle controlled by him, as a limited partner of Ares Owners. Mr. Arougheti expressly disclaims beneficial ownership of the shares of our Class A common stock held by Ares Owners, and any shares of our Class A common stock that may be acquired upon exchange of Ares Operating Group Units held by Ares Owners.
(13)Ares Owners holds 1,180,052 shares of our Class A common stock and 9,921,596 Ares Operating Group Units on behalf of Mr. Kaplan, or on behalf of a vehicle controlled by him, as a limited partner of Ares Owners. Mr. Kaplan expressly disclaims beneficial ownership of the shares of our Class A common stock held by Ares Owners, and any shares of our Class A common stock that may be acquired upon exchange of Ares Operating Group Units held by Ares Owners.
(14)Mr. deVeer or a vehicle controlled by him directly holds 436,311 shares of our Class A common stock, 625,000 restricted units, each of which represents the right to receive one share of our Class A common stock, subject to certain vesting conditions, and 84,546 stock options, each of which represents the right to purchase one share of our Class A common stock, subject to certain vesting conditions. In addition, Ares Owners holds 1,510,409 Ares Operating Group Units on behalf of Mr. deVeer, or on behalf of a vehicle controlled by him, as a limited partner of Ares Owners. Mr. deVeer expressly disclaims beneficial ownership of the shares of our Class A common stock held by Ares Owners, and any shares of our Class A common stock that may be acquired upon exchange of Ares Operating Group Units held by Ares Owners.
(15)Ares Owners holds 1,105,502 shares of our Class A common stock and 9,921,596 Ares Operating Group Units on behalf of Mr. Rosenthal, or on behalf of a vehicle controlled by him, as a limited partner of Ares Owners. Mr. Rosenthal expressly disclaims beneficial ownership of the shares of our Class A common stock held by Ares Owners, and any shares of our Class A common stock that may be acquired upon exchange of Ares Operating Group Units held by Ares Owners.

(16)Mr. Phillips directly holds 36,531 shares of our Class A common stock and 84,914 restricted units, each of which represents the right to receive one share of our Class A common stock, subject to certain vesting conditions.
(17)Mr. Joubert directly holds 33,260 shares of our Class A common stock and 5,137 restricted units, each of which represents the right to receive one share of our Class A common stock, subject to certain vesting conditions.
(18)Mr. Lynton directly holds 23,260 shares of our Class A common stock and 5,137 restricted units, each of which represents the right to receive one share of our Class A common stock, subject to certain vesting conditions.
(19)Dr. Olian directly holds 25,060 shares of our Class A common stock and 5,137 restricted units, each of which represents the right to receive one share of our Class A common stock, subject to certain vesting conditions.
(20)Ms. Bush directly holds 11,998 shares of our Class A common stock and 5,137 restricted units, each of which represents the right to receive one share of our Class A common stock, subject to certain vesting conditions.
(21)Ms. Naughton directly holds 2,787 restricted units, each of which represents the right to receive one share of our Class A common stock, subject to certain vesting conditions.
(22)Joined the Board in January 2023.
(23)Persons other than our directors and executive officers collectively hold a combined total voting power of approximately 17.97% of our common stock.
Securities Authorized for Issuance under Equity Incentive Plans
The table set forth below provides information concerning the awards that may be issued under the 2014 Equity Incentive Plan as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	17,973,218	$39.87	44,488,640
Total	17,973,218	$39.87	44,488,640

(1)Reflects the aggregate number of outstanding non-qualified options, share appreciation rights, shares of our Class A common stock, restricted units, deferred restricted units, phantom shares, share equivalent awards and other awards based on shares of our Class A common stock, to which we collectively refer as our “shares,” granted under the 2014 Equity Incentive Plan as of December 31, 2022.
(2)The aggregate number of shares of our Class A common stock available for future grants under our 2014 Equity Incentive Plan is increased on the first day of each fiscal year by the number of shares equal to the positive difference, if any, of (a) 15% of the aggregate number of shares of our Class A common stock and Ares Operating Group Units outstanding on the last day of the immediately preceding fiscal year (excluding Ares Operating Group Units held by the Company or its wholly owned subsidiaries) minus (b) the aggregate number of our shares of our Class A common stock otherwise available for future grants under our 2014 Equity Incentive Plan as of such date (unless the administrator of the 2014 Equity Incentive Plan should decide to increase the number of shares of our Class A common stock available for future grants under the plan by a lesser amount). The shares underlying any award granted under the 2014 Equity Incentive Plan that expire, terminate or are canceled (other than in connection of a payment) without being settled in shares of our Class A common stock will again become available for awards under the 2014 Equity Incentive Plan. Awards settled solely in cash do not use shares of our Class A common stock under the 2014 Equity Incentive Plan. As of January 1, 2023, pursuant to this formula, 51,149,100 shares of our Class A common stock were available for issuance under the 2014 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Tax Receivable Agreement
The holders of Ares Operating Group Units, subject to any applicable transfer restrictions and other provisions, may on a quarterly basis (subject to the terms of the exchange agreement), exchange their Ares Operating Group Units for shares of our Class A common stock on a one-for-one basis or, at our option, for cash. A holder of Ares Operating Group Units must exchange one Ares Operating Group Unit to effect an exchange for a share of our Class A common stock. The Ares Operating Group (and any other entities as may be determined by the Company) has made or will make an election under Section 754 of the Code for each taxable year in which an exchange of Ares Operating Group Units for shares of our Class A common stock occurs, which is expected to result in increases (for U.S. federal income tax purposes) to the tax basis of its assets at the time of an exchange of Ares Operating Group Units. These exchanges are expected to result in increases (for U.S. federal income tax purposes) in the tax basis of the tangible and intangible assets of the Ares Operating Group that may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The IRS may challenge all or part of the tax basis increase and increased deductions, and a court could sustain such a challenge.

We entered into a tax receivable agreement with certain direct and indirect holders of Ares Operating Group Units (the “TRA Recipients”) that provides for the payment by us to the TRA Recipients of 85% of the amount of cash tax savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize (or are deemed to realize in the case of an early termination payment by us or a change in control, as discussed below) as a result of increases in tax basis and certain other tax benefits related to our entering into the tax receivable agreement Recent tax reform proposals by the U.S. Democratic Presidential administration would, among other things, increase the statutory corporate tax rate, which would generally increase the amount of cash tax savings and thus increase the amount of the payments to the TRA Recipients. This payment obligation under the tax receivable agreement is our obligation and not the obligation of the Ares Operating Group. We will benefit from the remaining 15% of cash tax savings (and in certain cases, 100% of cash tax savings), if any, in income tax we realize. For purposes of the tax receivable agreement, the cash tax savings in income tax will be computed by comparing our actual income tax liability (calculated with certain assumptions) to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of our assets as a result of the exchanges and had we not entered into the tax receivable agreement.

The term of the tax receivable agreement commenced on May 1, 2014 and will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement (as described in more detail below) or we breach any of our material obligations under the tax receivable agreement in which case all obligations will generally be accelerated and due as if we had exercised its right to terminate the tax receivable agreement. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, as the calculation depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:
•the timing of exchanges — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of the Ares Operating Group at the time of each exchange;

•the price of our Class A common stock at the time of the exchange — the increase in any tax deductions, as well as the tax basis increase in other assets, of the Ares Operating Group, is proportional to the price of our Class A common stock at the time of the exchange;

•the extent to which such exchanges are taxable — if an exchange is not taxable for any reason, increased deductions will not be available; and

•the amount and timing of our income — we will be required to pay 85% of the cash tax savings as and when realized, if any.

If we do not have taxable income, we are not required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no cash tax savings will have been actually realized. However, any cash tax savings that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in future tax years (with possibly some carry back potential to prior tax years for state tax purposes). The utilization of such tax attributes will result in payments under the tax receivable agreement.

Future payments under the tax receivable agreement in respect of subsequent exchanges are expected to be substantial. It is possible that future transactions or events could increase or decrease the actual cash tax savings realized and the corresponding tax receivable agreement payments. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the tax receivable agreement exceed the actual cash tax savings we realize in respect of the tax attributes subject to the tax receivable agreement and/or distributions to us by the Ares Operating Group are not sufficient to permit us to make payments under the tax receivable agreement after it has paid taxes. The payments under the tax receivable agreement are not conditioned upon the TRA Recipients’ continued ownership of us or the Ares Operating Group.
In addition, the tax receivable agreement provides that upon a change of control, our obligations under the tax receivables agreement with respect to exchanged or acquired Ares Operating Group Units (whether exchanged or acquired before or after such change of control) would be accelerated based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement.
Furthermore, we may elect to terminate the tax receivable agreement early by making an immediate payment equal to the present value of the anticipated future cash tax savings. In determining such anticipated future cash tax savings, the tax receivable agreement includes several assumptions, including (1) that any Ares Operating Group Units that have not been exchanged are deemed exchanged for the market value of our Class A common stock at the time of termination, (2) we will have sufficient taxable income in each future taxable year to fully realize all potential tax savings, (3) the tax rates for future years will be those specified in the law as in effect at the time of termination and (4) certain non-amortizable assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax savings are discounted at a rate equal to the lesser of (i) 6.5% and (ii) LIBOR (or the applicable successor rate) plus 100 basis points.
As a result of the change in control provisions and the early termination right, we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual cash tax savings that we realize in respect of the tax attributes subject to the tax receivable agreement. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity.
Decisions made in the course of running our businesses may influence the timing and amount of payments that are received by the TRA Recipients (including, among others, certain Holdco Members) under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase the tax liability of an exchanging holder without giving rise to any rights to payments under the tax receivable agreement. As an additional example, if future holders of Ares Operating Group Units do not become TRA Recipients, upon an exchange of Ares Operating Group Units by such future holders, current TRA Recipients (including, among others, certain Holdco Members) will be entitled to a portion of the payments payable under the tax receivable agreement with respect to such exchanges.
Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, we will not be reimbursed for any payments previously made under the tax receivable agreement with respect to a tax basis increase that is successfully challenged. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of our cash tax savings.
Investor Rights Agreement
We have entered into an Investor Rights Agreement that grants Ares Owners and certain other persons the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act of 1933, as amended (the “Securities Act”) common shares delivered in exchange for Ares Operating Group Units or shares of our common stock held by them. In addition, we may be required to make available shelf registration statements permitting sales of our common stock into the market from time to time over an extended period. Lastly, the parties to the Investor Rights Agreement have the ability to exercise certain piggyback registration rights in respect of shares of our common stock held by them in connection with registered offerings requested by other registration rights holders or initiated by us.
Ares Operating Group Governing Agreement
Ares Management Corporation is a holding company and, indirectly through direct subsidiaries, controls and holds equity interests in the Ares Operating Group. Ares Management Corporation, either directly or through direct subsidiaries, is the general partner of the Ares Operating Group. Accordingly, Ares Management Corporation operates and controls all of the business and affairs of the Ares Operating Group and, through the Ares Operating Group and its operating entity subsidiaries, conducts our businesses. Directly or through direct subsidiaries, Ares Management Corporation has unilateral control over all of the affairs and decision making of the Ares Operating Group. Furthermore, the subsidiaries of Ares Management Corporation cannot admit a substitute general partner to the Ares Operating Group without the approval of Ares Management Corporation or the relevant direct subsidiary.
Pursuant to the governing agreement of the Ares Operating Group, the general partner of the Ares Operating Group has the right to determine when distributions will be made to the partners of the Ares Operating Group and the amount of any such distributions. If a distribution to the Company or its subsidiaries is authorized (including distributions to our Class A common stockholders), such distribution is made to all of the partners of the Ares Operating Group pro rata in accordance with the percentages of their respective partnership units.
As of April 14, 2023, there were 301,894,662 Ares Operating Group Units outstanding. The holders of partnership units in the Ares Operating Group, including Ares Management Corporation or its direct subsidiaries, may incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of the Ares Operating Group. Net profits and net losses of the Ares Operating Group are allocated to their partners (including Ares Management Corporation or its direct subsidiaries), generally pro rata in accordance with the percentages of their respective partnership units. The agreement of the Ares Operating Group provides for cash distributions, which we refer to as “tax distributions,” to the partners of such entity if the general partner of the Ares Operating Group determines that the taxable income of the Ares Operating Group gives rise to taxable income for its partners. Generally, these tax distributions are computed based on our estimate of the net taxable income of the relevant entity multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in Los Angeles, California or New York, New York, whichever is higher (taking into account the non-deductibility of certain expenses and the character of our income). The Ares Operating Group makes tax distributions only to the extent distributions from such entities for the relevant year are otherwise insufficient to cover such tax liabilities.

Subject to any applicable transfer restrictions and other provisions, these partnership units may be exchanged for shares of our Class A common stock as described under “—Exchange Agreement” below.
Exchange Agreement
In connection with the initial public offering, we entered into an exchange agreement (which was amended and restated in connection with the simplification of the organizational structure of certain of the Company's subsidiaries on April 1, 2021) with the holders of Ares Operating Group Units providing that such holders, subject to any applicable transfer restrictions, may up to four times each year (subject to the terms of the exchange agreement) exchange their Ares Operating Group Units for our shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications, or, at our option, for cash. A holder of Ares Operating Group Units must exchange one Ares Operating Group Unit in the Ares Operating Group to effect an exchange for a share of our Class A common stock. Ares Management Corporation holds, directly or through its subsidiaries, a number of Ares Operating Group Units equal to the number of shares of our Class A common stock that Ares Management Corporation has issued. As a holder exchanges its Ares Operating Group Units, Ares Management Corporation’s direct or indirect interest in the Ares Operating Group will be correspondingly increased.

Firm Use of Our Co-Founders’ Private Aircraft
In the normal course of business, our personnel have made use of aircraft owned by Mr. Ressler and by Messrs. Kaplan and Rosenthal together. Messrs. Ressler, Kaplan and Rosenthal paid for their purchases of the aircraft and bear all operating, personnel and maintenance costs associated with their operation for personal use. Payment by us or certain of our affiliates for the business use of these aircraft by Messrs. Ressler, Kaplan and Rosenthal and other of our personnel is generally made at or below market rates, which totaled $183,600 during 2022 for Mr. Ressler, and $193,407 for each of Messrs. Kaplan and Rosenthal during 2022 with respect to their shared aircraft.
Co-Investments and Other Investment Transactions
Our senior professionals have the opportunity to invest their own capital in a particular fund. Co-investments are investments in a fund on the same terms and conditions as fund investors, except that generally these co-investments are not subject to management fees or carried interest. These investment opportunities are available to our senior professionals whom we have determined to have a status that reasonably permits us to offer them these types of investments in compliance with applicable laws. See “Item 1. Business-Capital Invested In and Through Our Funds” of our Annual Report on Form 10-K, filed with the SEC on February 24, 2023.
During the year ended December 31, 2022, the following executive officers and directors (and their family members and estate planning vehicles) invested their own capital in and alongside our funds: Mr. Arougheti invested an aggregate of $17,937,985; Mr. Berry invested an aggregate of $159,619; Mr. Kaplan invested an aggregate of $6,520,589; Mr. Phillips invested an aggregate of $76,698; Mr. Ressler invested an aggregate of $3,563,521; Mr. Rosenthal invested an aggregate of $7,369,006; Mr. deVeer invested an aggregate of $5,293,081; and Ms. Sagati Aghili invested an aggregate of $143,259. During the year ended December 31, 2022, the following executive officers and directors (and their family members and estate planning vehicles) received distributions from our funds as a result of their invested capital: Mr. Arougheti received $10,467,375; Mr. Berry received $965,141; Mr. Kaplan received $13,231,017; Mr. Phillips received $97,548; Mr. Ressler received $14,645,456; Mr. Rosenthal received $13,169,309; Mr. deVeer received $3,171,070; and Ms. Sagati Aghili received $226,683.
Securities of Publicly Traded Vehicles
From time to time, our managed funds, senior professionals and directors may have the opportunity to purchase securities of our publicly traded vehicles in connection with certain offerings made by such entities. During the year ended December 31, 2022, none of such entities, executive officers and directors (and their family members and estate planning vehicles) purchased such securities in these offerings. From time to time our executive officers and directors may also purchase the securities of our publicly traded funds in market transactions.
Statement of Policy Regarding Transactions with Related Persons
The Company has internal policies and procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to it. For example, the Company has a Compliance Manual, a Code of Business Conduct and Ethics and an Employee Handbook which generally prohibit officers or directors of the Company from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to our internal policies, including the Code of Business Conduct and Ethics can generally only be obtained from the audit committee, or if for an executive officer, by the Board, and are publicly disclosed as required by applicable law and regulations.

In addition, the audit committee and conflicts committee of the Board are charged with reviewing for approval or ratification all transactions with “related persons” (as defined in paragraph (a) of Item 404 Regulation S-K) that are brought to the audit or conflicts committee’s attention.
Indemnification
Our Certificate of Incorporation provides that in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which any Indemnitee (as defined below) may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, whether arising from acts or omissions to act occurring on, before or after the date of our Certificate of Incorporation on an after tax basis: (a) each member of our Board and each of our officers, (b) each holder of record of our Class B common stock, (c) Ares GP LLC, (d) any person who is or was a “tax matters partner” (as defined in Section 6231 of the Code) prior to amendment by P.L. 114-74) or “partnership representative” (as defined in Section 6223 of the Code after amendment by P.L. 114-74), member, manager, officer or director of any holder of record of our Class B common stock or Ares GP LLC, (e) any member, manager, officer or director of any holder of record of our Class B common stock or Ares GP LLC who is or was serving at the request of any holder of record of our Class B common stock or Ares GP LLC as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person or entity; provided that such a person or entity will not be indemnified solely for providing, on a fee-for-services basis or similar arm's-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services, (f) any person or entity who controls any record holder of Class B common stock or Ares GP LLC and (g) any person a record holder of Class B common stock, in its sole discretion, designates as an “Indemnitee” (collectively, the “Indemnitees”).

We agree to provide this indemnification unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that these persons acted in bad faith or with criminal intent. Any indemnification under these provisions will only be out of our assets. We are not personally liable for, and do not have any obligation to contribute or loan funds or assets to the Board to enable it to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our Certificate of Incorporation.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than ten percent or more of its common stock to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the Forms 3, 4 and 5, and amendments thereto, with respect to their ownership and change of ownership of our Class A common stock filed during the most recent fiscal year or written representations from such persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, with respect to the fiscal year ended December 31, 2022, all of our directors, executive officers and holders of more than ten percent of our common stock complied in a timely manner with all of the reporting requirements under Section 16(a) for such fiscal year, except for the following Form 4 transactions which were filed on an untimely basis: one late report during fiscal year 2022 by each of David B. Kaplan and Bennett Rosenthal of a conversion of Ares Operating Group Units to Class A common stock.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee, including a majority of the independent directors, has selected Ernst & Young as the independent registered public accounting firm for the Company for the year ending December 31, 2023 and is submitting the selection of Ernst & Young to the stockholders for ratification.
If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to continue to retain Ernst & Young. Even if the selection is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Ernst & Young has advised the Company that neither the firm nor any present member or associate of it has any financial interest, direct or indirect, in the Company or its affiliates.
The Company expects that a representative of Ernst & Young will be present at the Annual Meeting, will have an opportunity to make a statement if he or she so chooses and will be available to answer questions.
The Company engaged Ernst & Young to act as its independent registered public accounting firm for fiscal year 2022.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table sets forth the aggregate fees for professional service provided by our independent registered public accounting firm, Ernst & Young, for the years ended December 31, 2022 and 2021.

	For the Year Ended December 31,
	2022		2021
	The Company	Ares Funds	The Company	Ares Funds
	(Dollars in thousands)
Audit fees(1)	$5,327	$21,186	$4,690	$18,102
Audit-related fees(2)	2,095	4,446	2,267	8,870
Tax fees(3)	771	1,765	852	1,881
All other fees(4)	—	—	—	—
Total	$8,193	$27,397	$7,809	$28,853

(1)Audit fees consisted of fees for services related to the annual audit of our consolidated financial statements, reviews of our interim consolidated financial statements on Form 10-Q, SEC registration statements, accounting consultations and services that are normally provided in connection with statutory and regulatory filings and engagements.
(2)Audit-related fees consisted of fees related to financial due diligence services in connection with internal controls readiness assessment, attestation services and agreed upon procedures, as well as acquisitions of portfolio companies for investment by funds managed by the Company.
(3)Tax fees consisted of fees related to tax compliance and tax advisory services.
(4)All other fees consisted of advisory services related to regulatory matters.

In accordance with our audit committee charter, the audit committee is required to approve, in advance, all audit and non-audit services to be provided by our independent registered public accounting firm, Ernst & Young. All services reported in the Audit fees, Audit-related fees, Tax fees and All other fees categories above were approved by the audit committee.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT
The audit committee is comprised of three independent directors and operates under a written charter adopted by the Board, a copy of which is available on the Corporate Governance page of the Investors section of our website located at www.aresmgmt.com. The Board has determined that each of Mr. Joubert, Ms. Bush and Dr. Olian is independent as independence is defined under the applicable section of the NYSE rules, and that each of Mr. Joubert, Ms. Bush and Dr. Olian is independent as independence is defined under Rule 10A-3(b)(1) under the Exchange Act. The Board has also determined that Mr. Joubert qualifies as an “audit committee financial expert.”
The primary purposes of the audit committee are to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications and independence of our independent registered public accounting firm and (iv) the performance of our internal audit function and our independent registered public accounting firm. In addition, the audit committee may review and approve any related person transactions.
As noted above, the audit committee assists the Board in appointing our independent registered public accounting firm, Ernst & Young, which includes, among other things, reviewing and evaluating the qualifications, performance and independence of the lead audit partner responsible for our audit, overseeing the required rotation of the lead audit partner and reviewing and considering the selection of the lead audit partner. In appointing Ernst & Young and the lead audit partner, the audit committee considered, among other things, the quality and efficiency of the services provided, including the results of a global internal survey of Ernst & Young's performance, the technical capabilities of the engagement teams, external data concerning Ernst & Young’s audit quality and performance obtained from reports of the Public Company Accounting Oversight Board (“PCAOB”) and the engagement teams’ understanding of our Company’s business. The audit committee and the Board believe that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders and have recommended that stockholders ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year 2023.

The audit committee discussed the auditors’ review of our quarterly financial information with the auditors prior to the release of such information and the filing of our quarterly reports with the SEC. The audit committee also met and held discussions with management and Ernst & Young with respect to our audited year-end financial statements.
Further, the audit committee discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications With Audit Committees, received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and discussed with the auditors the auditors’ independence. In determining Ernst & Young’s independence, the audit committee considered, among other things, whether Ernst & Young’s provision of audit and non-audit services, and the amount of fees paid for such services, were compatible with the independence of the independent registered public accountants. The audit committee also discussed with the auditors and our financial management matters related to our internal control over financial reporting. Based on these discussions and the written disclosures received from Ernst & Young, the audit committee recommended that the Board include the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC. The Board has approved this recommendation.
This audit committee report is not deemed filed under the Securities Act or the Exchange Act, and is not incorporated by reference into any filings that we may make with the SEC.
The audit committee

Paul G. Joubert (Chairperson)
Antoinette Bush
Dr. Judy D. Olian

PROPOSAL 3: APPROVAL OF THE ARES MANAGEMENT CORPORATION 2023 EQUITY INCENTIVE PLAN
The Board believes that stock options, restricted stock units, restricted stock, performance awards, and other stock-based or incentive awards can play an important role in the success of the Company by encouraging and enabling our employees, officers, non-employee directors, and consultants, upon whose judgment, initiative, and efforts we largely depend for the success of our business, to acquire a proprietary interest in the Company. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On April 26, 2023, the Board of Directors approved the Ares Management Corporation 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”), subject to approval by the stockholders, primarily for the purpose of providing sufficient reserves of shares of our common stock to ensure our ability to continue to provide new hires, employees and management with equity incentives. If approved, the number of shares reserved and available for issuance under the 2023 Equity Incentive Plan would be 69,122,318, as of the effective date of the 2023 Equity Incentive Plan.

Background and Rationale for Replacing the Prior Plan

The 2014 Equity Incentive Plan (referred to herein as the “Prior Plan”) authorizes awards to be granted covering up to 69,122,318 shares of our Class A common stock, subject to adjustment in accordance with the terms of the Prior Plan upon certain changes in capitalization and similar events. As of April 26, 2023, there were 45,082,436 shares of our Class A common stock remaining available for new awards under the Prior Plan. The Company has not granted any awards under the Prior Plan since February 17, 2023, and will not grant any future awards under the Prior Plan after June 12, 2023 if the 2023 Equity Incentive Plan is approved by our shareholders at the Annual Meeting. Any awards granted after June 12, 2023 will reduce the 2023 Equity Incentive Plan reserve, assuming shareholder approval.

If the 2023 Equity Incentive Plan is approved by our shareholders, 69,122,318 shares of our Class A common stock will be authorized for issuance thereunder, subject to the share recycling and adjustment provisions of the 2023 Equity Incentive Plan described below. As of April 26, 2023, the capital structure consisted of 177,971,353 Class A common stock outstanding.

Name	Assuming Approval of the 2023 Equity Incentive Plan
Options Outstanding as of April 26, 2023	4,672,093
Weighted Average Exercise Price of Options Outstanding	19.00
Weighted Average Remaining Term of Options Outstanding	1.00
Restricted Unit Awards Outstanding as of April 26, 2023	15,460,884
Performance Unit Awards Outstanding as of April 26, 2023, Assuming Maximum Performance	—
Total Equity Awards Outstanding as of April 26, 2023 (Including Restricted Stock Units, Restricted Stock, Performance Stock Units and Performance Shares)	20,132,977
Shares of Class A Common Stock Outstanding as of April 26, 2023	177,971,353
Shares Available for Future Grant under the 2023 Equity Incentive Plan	48,989,341
~~.~~
We believe that aligning the interests of employees and other service providers with those of long-term shareholders is a key element of compensation at the Company; accordingly, it is essential that Company maintain the flexibility and sufficient share reserve to appropriately incentivize employees and other service providers. The 2023 Equity Incentive Plan is intended to replace the Prior Plan and is needed to continue our equity compensation program, which is an important element in our ability to remain competitive in attracting and retaining experienced talent. We believe that our ability to recruit, retain and incentivize top talent will be adversely affected if the 2023 Plan Proposal is not approved.

2023 Equity Incentive Plan Best Practices

The 2023 Equity Incentive Plan includes several features that are consistent with the interests of shareholders and corporate governance best practices, including the following:

•No new awards will be granted under the Prior Plan following the approval of the 2023 Equity Incentive Plan by our shareholders, subject to the 2023 Equity Incentive Plan approval by our shareholders;

•Awards assumed by a successor in connection with a change in control will not vest solely as a result of the change in control (unless specifically provided otherwise in an award agreement or any applicable employment agreement or similar agreement);

•No tax gross-ups under the 2023 Equity Incentive Plan;

•Ten-year term for the 2023 Equity Incentive Plan;

•No repricing, replacement or re-granting of options, stock appreciation rights or other stock awards without shareholder approval (except in the event of certain equitable adjustments or a change in control, as further described below);

•Awards, including time-based awards, are subject to potential reduction, cancellation or recoupment pursuant to the Company’s clawback policy, as discussed in more detail below, see “Clawback”; and

•Awards are generally nontransferable.

Summary of the 2023 Equity Incentive Plan

The 2023 Equity Incentive Plan will provide for the grant of nonqualified stock options (“Options” or “NSOs”), appreciation awards, restricted stock, restricted stock units, performance awards, stock awards, other stock-based awards, cash awards and substitute awards intended to align the interests of our service providers with those of our stockholders. This section summarizes material features of the 2023 Equity Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the 2023 Equity Incentive Plan, which is attached as Annex B to this proxy statement.

Securities to be Offered

The aggregate number of shares of common stock that may be issued or used for reference purposes or with respect to which awards may be granted under the 2023 Equity Incentive Plan is 3,906,905 (the “Share Reserve”). Shares of Class A common stock subject to an award under the 2023 Equity Incentive Plan or the Prior Plan that expires or is canceled, forfeited or otherwise terminated without delivery of shares will again be available for delivery pursuant to other awards under the 2023 Equity Incentive Plan. The number of shares of Class A common stock available for issuance under the 2023 Equity Incentive Plan will not be reduced by shares issued pursuant to awards issued or assumed in connection with a merger or acquisition as contemplated by applicable stock exchange rules.

Administration

The 2023 Equity Incentive Plan is administered by the Board, however, the Board may delegate such authority to one or more of its committees or subcommittees. The Board or the committee or subcommittee thereof to whom authority to administer the 2023 Equity Incentive Plan has been delegated, including, the equity incentive committee or the compensation committee, as the case may be, shall be referred to herein as the “Administrator”.

Eligibility

Natural persons who provide bona fide services to the Company or any of its affiliates (with the exception of consultants for performing services in connection with the offer or sale of securities in a capital-raising transaction, or directly or indirectly promoting or maintaining a market for the Company or any of its affiliates’ securities) will be eligible to receive awards under the 2023 Equity Incentive Plan. As stated above, the basis for participation in the 2023 Equity Compensation Plan is the Administrator’s selection. As of April 26, 2023, approximately 2,600 service providers and 6 non-employee directors will be eligible to participate in the 2023 Equity Incentive Plan.

Types of Awards

Options

The 2023 Equity Incentive Plan provides for the grant of NSOs. The exercise price of an option cannot be less than 100% of the fair market value of a share of common stock on the date on which the option is granted and the option must not be exercisable for longer than ten years following the date of grant.

Options granted under the 2023 Equity Incentive Plan generally must be exercised by the optionee before the earlier of the expiration of such option or at such time or times as shall be determined by the Administrator at the time of grant. Each option award agreement will set forth the extent to which the optionee will have the right to exercise the option following the termination of the optionee’s service with us, and the right to exercise the option of any executors or administrators of the optionee’s estate or any person who has acquired such options directly from the optionee by bequest or inheritance.

Payment of the exercise price may be made in a manner approved by the Administrator, which may include (a) cash, or by check, bank draft or money order payable to the order of the Company and (b) on such other terms and conditions acceptable to the Administrator (including relinquishment of options) or by payment in full or in part in the form of Class A common stock owned by the participant.

Appreciation Awards

An Appreciation Award is the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the Appreciation Award. Appreciation Awards entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in the stock price over the exercise price. The grant price of an appreciation award cannot be less than 100% of the fair market value of a share of common stock on the date on which the appreciation award is granted. The Administrator has the discretion to determine other terms and conditions of an appreciation award.

Other Stock-Based Awards

Other stock-based awards are awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of shares of Class A common stock.

•Restricted Stock Awards. A restricted stock award is a grant of shares of common stock subject to the restrictions on transferability and risk of forfeiture imposed by the Administrator. Unless otherwise determined by the Administrator and specified in the applicable award agreement, the holder of a restricted stock award has rights as a shareholder, including the right to vote the shares of common stock subject to the restricted stock award or to receive dividends on the shares of common stock subject to the restricted stock award during the restriction period. In the discretion of the Administrator, dividends distributed prior to vesting may be subject to the same restrictions and risk of forfeiture as the restricted shares with respect to which the distribution was made.

•Restricted Stock Units. A restricted stock unit is a right to receive cash, shares of common stock or a combination of cash and shares of common stock at the end of a specified period equal to the fair market value of one share of common stock on the date of vesting. Restricted stock units may be subject to the restrictions, including a risk of forfeiture, imposed by the Administrator. The Administrator may determine that a grant of restricted stock units will provide a participant a right to receive dividend equivalents, which entitles the participant to receive the equivalent value (in cash or shares of common stock) of dividends paid on the underlying shares of common stock. Dividend equivalent rights are governed by the terms of the individual award agreements.

Cash Awards

Cash awards may be granted on a free-standing basis or as an element of, a supplement to, or in lieu of any other award.

Substitute Awards

Awards may be granted under the 2023 Equity Incentive Plan in substitution for similar awards held for individuals who become participants as a result of a merger, consolidation or acquisition of another entity by or with the Company or one of its affiliates.

Certain Transactions

If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of stock or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Administrator in the shares subject to an award under the 2023 Equity Incentive Plan. The Administrator will also have the discretion to make certain adjustments to awards in the event of a change in control of the Company, such as the assumption or substitution of outstanding awards, the purchase of any outstanding awards in cash based on the applicable change in control price, the ability for participants to exercise any outstanding stock options, appreciation awards or other stock-based awards upon the change in control (and if not exercised such awards will be terminated), and the acceleration of vesting or exercisability of any outstanding awards.

Clawback

All awards granted under the 2023 Equity Incentive Plan are subject to reduction, cancellation or recoupment under any written clawback policy that we may adopt and that we determine should apply to awards under the 2023 Equity Incentive Plan or that is required by law.

Plan Amendment and Termination

The Administrator may amend or terminate any award, award agreement or the 2023 Equity Incentive Plan at any time, provided that the rights of a participant granted an award prior to such amendment or termination may not be impaired without such participant’s consent. In addition, shareholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. The Administrator will not have the authority, without the approval of shareholders, to amend any outstanding option or share appreciation right to reduce its exercise price per share. The 2023 Equity Incentive Plan will remain in effect for a period of ten years (unless earlier terminated by the Board).

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the 2023 Equity Incentive Plan. This summary describes the general federal income tax principles that apply, as based on current law and interpretational authorities which are subject to change at any time, and is provided only for general information. This summary does not purport to be complete discussion of all potential tax effects relevant to recipients of awards under the 2023 Equity Incentive Plan. No attempt has been made to discuss any potential non-U.S., state, or local tax consequences. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Tax Consequences to Participants under the 2023 Equity Incentive Plan

Non-Qualified Stock Options and Appreciation Awards

If a participant is granted a NSO or appreciation award under the 2023 Equity Incentive Plan, the participant should not have taxable income on the grant of the NSO or appreciation award. Upon the exercise of a NSO or appreciation award, a participant will recognize ordinary compensation income, subject to withholding obligations for an employee, in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option or appreciation award. When a participant sells the common stock acquired as a result of the exercise of a NSO or appreciation award, any appreciation or depreciation in the value of the common stock after the exercise date will be taxable as a long-term or short-term capital gain or loss for federal income tax purposes, depending on the holding period. The common stock must be held for more than twelve (12) months to qualify for long-term capital gain treatment. Subject to the discussion under “— Tax Consequences to the Company” below, the Company and its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Other Awards

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of common stock in settlement of the restricted stock units, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The current federal income tax consequences of other awards authorized under the 2023 Equity Incentive Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the award recipient recognizes ordinary income.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation

In order for the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments

The Company’s ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2023 Equity Incentive Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees

Our ability to obtain a deduction for amounts paid under the 2023 Equity Incentive Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

New Plan Benefits

Because the grant of awards under the 2023 Equity Incentive Plan is within the discretion of the Administrator, the Company cannot determine the dollar value or number of shares of Class A common stock that will in the future be received by or allocated to any participant pursuant to the 2023 Equity Incentive Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2023 Equity Incentive Plan, the following table provides information concerning the benefits that will be provided to the following persons in 2024:

Participant Name	Stock Awards
	Dollar Value ($) (1)	Number of shares of Class A common stock or Restricted Units (2)

Michael J Arougheti	$13,728,000	300,000
R. Kipp deVeer	9,152,000	200,000

(1)The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. We have disclosed the assumptions made in the valuation of the stock awards in See Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 24, 2023.

(2)Represents the grant date fair value.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to shares of our Class A common stock that may be issued under our existing equity compensation plan, the 2014 Equity Incentive Plan, as of April 26, 2023, the only equity compensation plan in effect. The number of securities reported in column (c) as available for future issuance does not include any of the additional shares under the 2014 Equity Incentive Plan that shareholders are being asked to approve at the Annual Meeting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column(a)) (c)

Equity compensation plans approved by security holders	20,132,977(1)	49.78(2)	48,989,341(3)
Equity compensation plans not approved by security holders	—	—	—
Total

(1)Represents the number of underlying shares of Common Stock associated with outstanding option and restricted unit awards under the Plan, which is stockholder approved and includes 20,132,977 granted under the Prior Plan.

(2)Represents the weighted-average exercise price of Options outstanding under the Prior Plan.

(3)Represents the number of shares available for future issuance or notional deficit under stockholder approved equity compensation plans and is comprised of 48,989,341 shares of shares of Class A common stock available for future issuance under the Prior Plan.

Vote Required for Approval

Approval of the 2023 Equity Incentive Plan Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the 2023 Equity Incentive Plan Proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ARES MANAGEMENT CORPORATION 2023 EQUITY INCENTIVE PLAN.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2024 ANNUAL MEETING
Stockholders may present proper nominations of candidates for director or other proposals for inclusion in the Company’s proxy statement and proxy card for consideration at the 2024 Annual Meeting of Stockholders by submitting such nominations or proposals in writing to the Secretary of the Company in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Exchange Act, applicable state law and the Organizational Documents.
Deadlines for Submitting Stockholder Proposals for Inclusion in the Company’s Proxy Statement and Proxy Card
To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in the Company’s proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder’s proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the anniversary of the date the Company’s proxy statement was released to stockholders for the previous year’s annual meeting. Accordingly, a stockholder’s proposal must be received no later than December 30, 2023 in order to be included in the Company’s proxy statement and proxy card for the 2024 Annual Meeting.
Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company’s Annual Meeting
In order to timely submit notice of a stockholder’s nomination of a candidate for director or other proposal for consideration at the 2024 Annual Meeting, under our Bylaws, the stockholder must deliver such proposal not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Accordingly, a stockholder’s nomination of a candidate for director or other proposal must be received no earlier than February 13, 2024 and no later than the close of business, on March 14, 2024 in order to be considered at the 2024 Annual Meeting. In order to be considered timely, such notice shall be delivered to the Corporate Secretary at the principal executive office of the Company and shall set forth all information required under Section 2.03 of Article II of our Bylaws.
In addition to satisfying the requirements of our Bylaws, including the notice deadlines set forth therein, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide the notice required under Rule 14a-19 of the Exchange Act to the Secretary at the principal executive office of the Company no later than April 13, 2024.

ANNUAL REPORT AVAILABLE
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 containing audited financial statements accompanies this proxy statement. Such financial statements are hereby incorporated herein by reference.
Along with this proxy statement, the Company will provide to each stockholder a copy (without exhibits, unless otherwise requested) of its Annual Report on Form 10-K required to be filed with the SEC for the year ended December 31, 2022 free of charge upon written or oral request to the Investor Relations Department at Ares Management Corporation, 245 Park Avenue, 44th Floor, New York, NY 10167, Telephone: (800) 340-6597. Copies of these documents may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. Other than the financial statements incorporated by reference above, the Annual Report on Form 10-K is not part of the proxy solicitation materials.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year a number of brokers with account holders who are the Company’s stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to the Company’s Investor Relations Department at Ares Management Corporation, 245 Park Avenue, 44th Floor, New York, NY 10167, Telephone: (800) 340-6597. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 12, 2023: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxyvote.com.

OTHER MATTERS
The Board is not aware of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.
You are cordially invited to attend the Annual Meeting electronically at www.virtualshareholdermeeting.com/ARES2023. Whether or not you plan to attend the Annual Meeting, you are requested to promptly fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the Internet as soon as possible.

In order to facilitate access for our stockholders, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ARES2023, you must enter the control number found on your proxy card, voting instruction form or notice you will receive. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Stockholders will be afforded the same rights and opportunities to vote, ask questions and participate as they would at an in-person annual meeting. In particular, stockholders may submit questions in advance of, or live during, the Annual Meeting by following the instructions and rules of conduct on the Annual Meeting website. During the Annual Meeting, the Company intends to answer questions that are pertinent to the Company and the official business of the Annual Meeting, subject to time constraints.

By Order of the Board of Directors,
/s/ Antony P. Ressler

Antony P. Ressler
Executive Chairman of the Board of Directors

Los Angeles, California
April 28, 2023

Annex A: Reconciliation of Non-GAAP Measures

The following information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Analysis—Non-GAAP Financial Measures” within our Annual Reports on Form 10-K for the years ended December 31, 2022 and 2021 and Exhibit 99.2 to our Current Reports on Form 8-K dated February 9, 2023 and February 11, 2022 for definitions, additional information and reconciliations of our non-GAAP financial measures.

Income before provision for income taxes is the GAAP financial measure most comparable to RI and FRE. The following table presents the reconciliation of income before taxes as reported within the Consolidated Statements of Operations to RI and FRE of the reportable segments and OMG ($ in thousands):

	Year ended December 31,
	2022	2021	2020
Income before taxes	$510,806	$1,065,690	$379,478
Adjustments:
Depreciation and amortization expense	335,083	106,705	40,662
Equity compensation expense	198,948	237,191	122,986
Acquisition-related compensation expense(1)	206,252	66,893	—
Acquisition-related incentive fees(2)	—	(47,873)	—
Acquisition and merger-related expense	15,197	21,162	11,194
Placement fee adjustment	2,088	78,883	19,329
Other (income) expense, net	1,874	(19,886)	10,207
Net income of non-controlling interests in consolidated subsidiaries	(357)	(23,397)	3,817
Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(119,664)	(120,457)	(28,203)
Total performance income—unrealized	(106,978)	(1,744,056)	7,554
Total performance related compensation—unrealized	88,502	1,316,205	(11,552)
Total net investment income—unrealized	(724)	(54,123)	26,484
Realized Income	1,131,027	882,937	581,956
Total performance income—realized	(418,021)	(474,427)	(524,229)
Total performance related compensation—realized	274,541	328,583	399,462
Total investment (income) loss—realized	6,803	(24,785)	(25,958)
Fee Related Earnings	$994,350	$712,308	$431,231

(1)Represents earnouts in connection with the Landmark Acquisition, the Black Creek Acquisition and the Infrastructure Debt Acquisition that are recorded as compensation expense and are presented within compensation and benefits within the Company’s Consolidated Statements of Operations.
(2)Represents a component of the purchase price from incentive fees associated with one-time contingent consideration recorded in connection with the Black Creek Acquisition. 100% of the fees recognized in 2021 is presented within incentive fees within the Company’s Consolidated Statements of Operations of which 50% is included on an unconsolidated basis for segment reporting purposes.

A-1

The following table presents the reconciliation of RI to after-tax RI per share of Class A and non-voting common stock:

	Year ended December 31,
	2022	2021	2020
After-tax Realized Income
Realized Income before taxes	$1,131,027	$882,937	$581,956
Entity level foreign, state and local taxes	(17,237)	(14,435)	(10,724)
Series A Preferred Stock dividends(1)	—	(10,850)	(21,700)
Realized Income	1,113,790	857,652	549,532
Income taxes(2)	(52,043)	(53,933)	(30,504)
After-tax Realized Income	$1,061,747	$803,719	$519,028
After-tax Realized Income per share(3)	$3.46	$2.69	$1.96

After-tax Realized Income per share of Class A and non-voting common stock
Realized Income	$1,113,790	$857,652	$549,533
x Average ownership % of Ares Operating Group	59.82%	58.67%	54.11%
Realized Income attributable to Class A and non-voting common stockholders	$666,253	$503,143	$297,339
Income taxes(2)	(52,043)	(53,933)	(30,504)
After-tax Realized Income attributable to Class A and non-voting common stockholders	$614,210	$449,210	$266,835
After-tax Realized Income per share of Class A and non-voting common stock(4)	$3.35	$2.57	$1.86

(1)12,400,000 shares of 7% Series A Preferred Stock were redeemed on June 30, 2021.
(2)For FY-22, FY-21 and FY-20, amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects of $7.4 million, $82.6 million and $15.2 million, respectively, of deferred income tax expense (benefit) primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. The primary differences between the current portion of taxable income and RI relate to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, and amortization of intangibles. Tax deductions associated with the vesting of restricted stock units and the exercise of options reduced our current tax provision by $67.0 million, $69.8 million and $39.8 million for FY-22, FY-21 and FY-20, respectively. The inclusion of the benefit in the after-tax RI per share calculation had the effect of increasing this metric by $0.37, $0.40 and $0.28 for FY-22, FY-21, respectively. The impact of its inclusion in the metric decreased the RI cash tax rate by 9.9%, 13.5% and 12.7% for FY-22, FY-21, respectively, from the Company’s statutory tax rate of 24.0%, 24.1% and 23.7% for the FY-22, FY-21 and FY-20, respectively.
(3)Weighted average shares used for after-tax RI per share for Q4-22, Q4-21 and Q4-20 were 308,906,131 and 307,630,790 and 275,056,863, respectively.
(4)Weighted average shares used for after-tax RI per share of Class A and non-voting common stock for Q4-22, Q4-21 and Q4-20 were 184,712,014, 181,809,046 and 153,584,233, respectively.
A-2

ANNEX B: ARES MANAGEMENT CORPORATION
2023 EQUITY INCENTIVE PLAN
Article I
PURPOSE

The purpose of this Ares Management Corporation 2023 Equity Incentive Plan is to (a) engender a true “owners” mentality by providing broad ownership of our Company across the entire professional population; (b) create long-term alignment between owners and Service Providers and Non-Employee Directors; (c) create long-term compensation opportunities for Service Providers and Non-Employee Directors; and (d) recognize the contributions of certain Service Providers and Non-Employee Directors. The Plan is effective as of the Effective Date.
Article II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:
2.1 “Acquisition Event” means (a) a merger or consolidation in which the Company is not the surviving entity, (b) any transaction that results in the acquisitions of all or substantially all of the Company’s outstanding Common Shares by a single Person or by a group of Persons acting in concert, or (c) the sale or transfer of all or substantially all of the Company’s assets.
2.2 “Affiliate” means each of the following: (a) any corporation, limited liability company, partnership, entity, trade or business that is directly or indirectly controlled by the Company (whether by ownership of stock, partnership or membership interests, assets or an equivalent ownership interest or voting interest, through a general partner or manager or by contract); (b) any corporation, limited liability company, partnership, entity, trade or business that directly or indirectly controls the Company (whether by ownership of stock, partnership or membership interests, assets or an equivalent ownership interest or voting interest, through a general partner or manager or by contract); and (c) any other entity in which the Company or any Affiliate thereof has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, in any event, no portfolio company in which a fund managed, directly or indirectly, by the Company, has an investment, shall be deemed an Affiliate of the Company.
2.3 “Appreciation Award” means any Option or any Other Share-Based Award that is based on the appreciation in value of a Share in excess of an amount at least equal to the Fair Market Value on the date such Other Share-Based Award is granted.
2.4 “Ares Operating Group Entities” means Ares Holdings L.P. and any future entity designated by the Board in its discretion as an Ares Operating Group Entity for purposes of the Plan.
2.5 “Ares Operating Group Unit” means, collectively, one Class A Unit in each of the Ares Operating Group Entities.
2.6 “Award” means any award under the Plan of any Option or Other Share-Based Award.
2.7 “Beneficial Ownership” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Exchange Act (and “beneficially own” shall have correlative meanings).
2.8 “Board” means the Board of Directors of the Company.
2.9 “Cause” means, with respect to a Participant’s Termination of Services: (a) if there is no written employment agreement, consulting agreement, change in control agreement or similar agreement that defines “cause” (or words of like import) in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award, termination due to (i) the Participant’s indictment or conviction of, or plea of guilty or nolo contendere to, (A) a felony, or (B) a misdemeanor where imprisonment of one or more months is imposed (including, in each case, a foreign law equivalent); (ii) perpetration by the Participant of an illegal act, dishonesty or fraud that could cause material injury or harm to the Company or any of its Affiliates; (iii) the Participant’s insubordination or willful and deliberate failure or refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity; (iv) materially unsatisfactory performance by the Participant of the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to cure as determined by the Committee; (v) the Participant’s willful misconduct with regard to the Company or any of its Affiliates, as determined by the Committee; (vi) Participant’s material violation of the Company’s policies or codes of conduct, including policies related to discrimination, harassment, performance of illegal or unethical activities, ethical misconduct or publicity; (vii) any breach of any non-competition, non-solicitation, no-hire, non-interference, non-disparagement or confidentiality covenant between the Participant and the Company or an Affiliate; (viii) the taking of, or omission to take, any action that is or could reasonably be expected to result in, or substantially contribute to, a material deterioration in the business or reputation of the Company or any of its Affiliates, or otherwise be materially disruptive to the business or affairs of the Company or any of its Affiliates; or (ix) the Participant being made the subject of any order, judgment or decree (whether entered by consent or after trial or adjudication) of any court, governmental agency or regulatory authority (including, without limitation, the Securities and Exchange Commission or state securities commissions) involving a material violation of federal or state securities laws or any rules or regulations thereunder or that materially censures or imposes any material sanctions on the employee in connection with investment advisory, securities or real estate related activities or which enjoins, bars, suspends or otherwise limits the Participant from engaging in any activities related to the business of the Company or any of its Affiliates; or (b) if there is a written employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or any of its Affiliates and the Participant at the time of the grant of the Award that defines “cause” (or words of like import) or if “cause” is defined in the applicable Award agreement, “cause” as defined under such agreement; provided that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under Delaware law. As used in this definition of “Cause”, material means more than de minimis.

2.10 “Change in Control” unless otherwise defined in the applicable Award agreement or other written agreement approved by the Committee and subject to Section 12.11(b), means the occurrence of any of the following:
(a) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the directors serving on the Board;
(b) the acquisition by any Person (other than a Permitted Holder) of Beneficial Ownership, directly or indirectly, of more than 50% of the outstanding (i) Ares Operating Group Units or (ii) securities with voting rights with respect to elections of directors to serve on the Board; or
(c) the sale or transfer of all or substantially all of the Company’s assets (other than (i) to a Person or Persons who Beneficially Owns, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or transfer or (ii) to a Permitted Holder).
2.11 “Change in Control Price” has the meaning set forth in Article IX.
2.12 “Class B Shares” means shares of Class B common stock of the Company, par value $0.01 per share.
2.13 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
2.14 “Committee” means: (a) with respect to the application of the Plan to Service Providers, a committee or subcommittee of the Board consisting of at least two directors, who are granted the appropriate authority to administer the Plan in compliance with applicable law; and (b) with respect to the application of the Plan to Non-Employee Directors, the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board. The Board may abolish any Committee or re-vest in itself any previously delegated authority from time to time, and will retain the right to exercise the authority of the Committee to the extent consistent with applicable law.
2.15 “Common Shares” means shares of Class A common stock of the Company, par value $0.01 per share.
2.16 “Company” means Ares Management Corporation, a Delaware corporation, or any successor thereto.
2.17 “Continuing Director” means any director:
(a) serving on the Board at the beginning of the relevant period of two consecutive years referred to in clause (a) of the definition of Change in Control,
(b) whose election to the Board received the approval of the holders of a majority of the securities with voting rights with respect to elections of directors to serve on the Board; or
(c) whose appointment or election to the Board was approved by a majority of the directors of the Board then still serving at the time of such approval:
(i) who were so serving at the beginning of the relevant period of two consecutive years referred to in clause (a) of the definition of Change in Control or
(ii) whose election to the Board received the approval of the holders of a majority of the securities with voting rights with respect to elections of directors to serve on the Board.
2.18 “Disability” means, unless otherwise determined by the Committee in the applicable Award agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code, without regard to the last sentence thereof. A Disability shall only be deemed to occur at the time of the determination, in the sole discretion of the Committee. Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Disability and that constitutes a Section 409A Covered Award, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (a) the Participant’s “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code, (b) the Participant’s “separation from service” within the meaning of Section 409A and (c) the date such Award would otherwise be settled pursuant to the terms of the Award agreement.
2.19 “Effective Date” means the date on which the Board first adopted the Plan, or such later date as is designated by the Board.
2.20 “Exchange Act” means the Securities Exchange Act of 1934.
2.21 “Exercisable Awards” has the meaning set forth in Section 4.2(d).
2.22 “Fair Market Value” of a Share, means as of any date, unless otherwise required by any applicable provision of the Code and except as provided below, (a) the closing price reported for the Share on such date: (i) as reported on the principal national securities exchange in the United States on which it is then traded, listed or otherwise reported or quoted; or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or (b) if the Share shall not have been reported or quoted on such date, on the first day prior thereto on which the Share was reported or quoted. If the Share is not traded, listed or otherwise reported or quoted, then Fair Market Value of a Share means the fair market value of the Share as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 409A. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a date on which the applicable market is open, the next day that it is open.
2.23 “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8.
2.24 “Good Reason” with respect to a Participant’s voluntary Termination of Service has, the meaning ascribed to such term under an employment or consulting agreement or Award agreement between the Company or any of its Affiliates and the Participant in effect as of the time of such Termination; provided that with regard to any agreement under which the definition of “good reason” only applies upon an occurrence of a change in control, such definition of “good reason” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. In the absence of any such agreement defining such term, a Participant shall not have “Good Reason”.
2.25 “Non-Employee Director” means a member of the Board who is not a Service Provider of the Company or any of its Affiliates other than with respect to service as a member of the Board.
2.26 “Non-Voting Common Shares” means shares of non-voting common stock of the Company, par value $0.01 per share.
2.27 “Option” means any option to purchase Shares granted to Service Providers or Non-Employee Directors pursuant to Article VI.
2.28 “Other Extraordinary Event” has the meaning in Section 4.2(b).
2.29 “Other Share-Based Award” means an Award under Article VII that is valued in whole or in part by reference to, or is payable in or otherwise based on, Shares.
2.30 “Participant” means a Service Provider or Non-Employee Director to whom an Award has been granted pursuant to the Plan.
2.31 “Permitted Holder” means:
(a) the Company and each of its subsidiaries,
(b) Ares Partners Holdco LLC,
(c) Ares Owners Holdings L.P.,
(d) any Person who is, was or will be a member of Ares Partners Holdco LLC or partner of Ares Owners Holdings L.P.,
(e) the spouse, parents, siblings or children of, or any other natural person who occupies the same principal residence as, any Person listed in clause (d),

(f) any Person or estate for the direct or indirect benefit of any Person listed in clause (d) or (e) and
(g) any Person that is an Affiliate of any of the foregoing Persons.
2.32 “Person” means any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).
2.33 “Plan” means this Ares Management Corporation 2023 Equity Incentive Plan, as amended from time to time.
2.34 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act.
2.35 “Section 4.2 Event” has the meaning set forth in Section 4.2(b).
2.36 “Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code.
2.37 “Section 409A Covered Award” has the meaning set forth in Section 12.11.
2.38 “Securities Act” means the Securities Act of 1933.
2.39 “Service Provider” means any natural person or, with the approval of the Committee, entity, that provides bona fide services to the Company or any of its Affiliates, including any natural person who is an employee, professional, consultant, member or partner of the Company or any of its Affiliates; provided that no consultant shall be a Service Provider for performing services in connection with the offer or sale of securities in a capital-raising transaction, or directly or indirectly promoting or maintaining a market for the Company’s or any of its Affiliates’ securities.
2.40 “Shares” means Common Shares or Ares Operating Group Units that are issued or may be issued under the Plan.
2.41 “Termination” means a Termination of Directorship or Termination of Services, as applicable.
2.42 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes a Service Provider upon the termination of the Non-Employee Director’s directorship, the Non-Employee Director ceasing to be a director of the Company shall not be treated as a Termination unless and until the Participant has a Termination of Services.
2.43 “Termination of Services” means: (a) a termination of employment or service as a professional, consultant, partner or member (for reasons other than a military or approved personal leave of absence) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant, or of which the Participant is a Service Provider, ceases to be an Affiliate of the Company, unless the Participant otherwise is, or thereupon becomes a Service Provider of, the Company or another Affiliate of the Company. If a Service Provider becomes a Non-Employee Director upon the Service Provider’s Termination of Services, unless otherwise determined by the Committee no Termination shall be deemed to occur until such time as such Service Provider is no longer a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Services for any Service Provider in any Award agreement and, if no rights of a Service Provider are substantially impaired, may otherwise amend the definition of Termination of Services from time to time.
2.44 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of (including by issuing equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have correlative meanings.

Article III
ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee.
3.2 Grant and Administration of Awards. The Committee shall have full authority and discretion, as provided in Section 3.7, to grant and administer Awards including the authority to:
(a) select the Service Providers and Non-Employee Directors to whom Awards may from time to time be granted;
(b) determine the number of Shares to be covered by each Award;

(c) determine the type and the terms and conditions, not inconsistent with the terms of the Plan, of each Award (including the exercise or purchase price (if any), any restrictions or limitations thereon or any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof);
(d) determine the amount of cash to be covered by each Award and determine whether and under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;
(e) determine whether to require a Participant, as a condition of the granting of any Award, to refrain from selling or otherwise disposing of Shares acquired pursuant to the exercise or vesting of such Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award or Shares;
(f) modify, waive, amend, after the date of grant, the terms that apply to an Award upon a Participant’s Termination, provided that such modification, waiver or amendment does not substantially impair the Participant’s rights under the Award, as determined by the Committee;
(g) determine the circumstances under which Shares and other amounts payable with respect to an Award may be deferred automatically or at the election of the Participant, in each case in a manner intended to comply with or be exempt from Section 409A;
(h) generally, exercise such powers and perform such acts as the Committee deems necessary or advisable to promote the best interests of the Company in connection with the Plan that are not inconsistent with the provisions of the Plan;
(i) construe and interpret the terms and provisions of the Plan and any Award (and all agreements relating thereto);
        (j) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto;
        (k) determine how the Disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or beneficiary may exercise rights under the Award, if applicable; and
        (l) modify, extend or renew an Award to the extent permitted under applicable law.
3.3 Award Agreements. All Awards shall be evidenced by, and subject to the terms and conditions of, a written notice provided by the Company to the Participant or a written agreement executed by the Company and the Participant.
3.4 Guidelines. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan, including delegation of its responsibilities (as permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdiction to comply with applicable tax and securities laws and may impose such limitations and restrictions that it deems necessary or advisable to comply with the applicable tax and securities laws of such domestic or foreign jurisdiction.
3.5 Sub-Plans. The Committee shall have the authority to adopt, alter and repeal such sub-plans to the Plan as it shall deem necessary or advisable. Such sub-plans may be a plan of the Company or any Affiliate of the Company adopted to grant awards pursuant to the Plan.
3.6 Delegation; Advisors. To supervise the administration of the Plan and to the extent permitted by applicable law and securities exchange rules, the Committee may as it deems advisable:
(a) delegate its responsibilities to officers or employees of the Company or any of its Affiliates, including delegating authority to officers or Affiliates to grant Awards or execute agreements or other documents on behalf of the Committee; and
(b) engage legal counsel, consultants, professional advisors and agents to assist in the administration of the Plan and rely upon any opinion or computation received from any such Person.
3.7 Decisions Final. All determinations, evaluations, elections, approvals, authorizations, consents, decisions, interpretations and other actions made or taken by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the sole and absolute discretion of all and each of them, and shall be final, binding and conclusive on all Service Providers and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns. Except as otherwise required by applicable law, nothing in the Plan shall obligate the Company, the Board or the Committee (or any of its members) to treat any Service Provider or Participant alike, whether or not such Service Providers or Participants are similarly situated, and the exercise of any power or discretion by the Company, the Board or the Committee (or any of its members) in the case of any Service Provider or Participant shall not create any obligation on the part of the Company, the Board or the Committee (or any of its members) to take any similar action in the case of any other Service Provider or Participant, it being understood that any power or discretion conferred upon the Company, the Board or the Committee (or any of its members) shall be treated as having been so conferred as to each Service Provider and Participant separately.
3.8 Procedures. If the Committee is appointed, the Committee shall hold meetings, if any, at such times and places as it shall deem advisable, including by telephone conference. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may also act by written consent.
3.9 Payment of Taxes Due. The Committee may withhold or require payment of any amount it may determine to be necessary for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. In connection therewith, the Company or any of its Affiliates shall have the right (but is not obligated) to, in its sole discretion, withhold from any compensation or other amount owing to a Participant, applicable withholding taxes with respect to any issuance or transfer under the Plan and to take such action as may be necessary or advisable in the opinion of the Company to satisfy the payment of such withholding taxes. Additionally, the Committee may, in its sole discretion, permit or require a Participant to sell, in a manner prescribed by the Committee, a sufficient number of Shares in connection with the settlement of an Award to cover applicable tax withholdings (with the sale proceeds going to the Company).
3.10 Liability; Indemnification.
(a) To the maximum extent permitted by applicable law, the Board, the Committee, their respective members and any officer, employee delegate or other Person engaged pursuant to Section 3.6 shall not be liable for any action or determination made in good faith with respect to the Plan or any Award.
(b) To the maximum extent permitted by applicable law and to the extent not covered by insurance directly insuring such Person, each current or former (i) officer or employee of the Company or any of its Affiliates and (ii) member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such Person’s fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification provided for under applicable law and the organizational documents of the Company or any of the Company’s Affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her.
Article IV
SHARE LIMITATIONS

4.1 Shares.
(a) General Limitations.
    (i) The aggregate number of Shares that may be issued or used for reference purposes or with respect to which Awards may be granted over the term of the Plan shall not exceed 69,122,318 Shares (subject to any increase or decrease pursuant to Section 4.2) of which all or any portion may be issued as Common Shares or Ares Operating Group Units. Notwithstanding the foregoing, the total number of Shares subject to the Plan shall be increased on the first day of each fiscal year beginning in calendar year 2024 by a number of Shares equal to the positive difference, if any, of (x) 15% of the aggregate number of Common Shares, Non-Voting Common Shares and Ares Operating Group Units outstanding on the last day of the immediately preceding fiscal year (excluding Ares Operating Group Units held by the Company or its wholly-owned subsidiaries) minus (y) the aggregate number of Shares that were available for the issuance of future Awards under the Plan on such last day of the immediately preceding fiscal year, unless the Committee should decide to increase the number of Shares covered by the Plan by a lesser amount on any such date. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or any entity acquired by the Company or with which the Company merges, consolidates or otherwise combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.
(ii) If any Appreciation Award expires, terminates or is canceled for any reason without having been exercised in full, the number of Shares underlying any unexercised portion shall again be available under the Plan. If Other Share-Based Awards that are not Appreciation Awards are forfeited for any reason, the number of forfeited Shares comprising or underlying the Award shall again be available under the Plan.
(iii) The number of Shares available under the Plan shall be reduced by (A) the total number of Appreciation Awards that have been exercised, regardless of whether any of the Shares underlying such

Awards are not actually issued to the Participant as the result of a net exercise or settlement, and (B) all Shares used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Company may not use the cash proceeds it receives from Option exercises to repurchase Shares on the open market for reuse under the Plan. Notwithstanding anything to the contrary herein, Awards that may be settled solely in cash shall not be deemed to use any Shares under the Plan.
(iv) Unless the Committee determines otherwise, Common Shares delivered by the Company or any of its Affiliates upon exchange of Ares Operating Group Units that have been issued under the Plan shall be deemed issued under the Plan.
4.2 Adjustments.
(a) The existence of the Plan and the Awards shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure, equity interests or its business, (ii) any merger or consolidation of the Company or any of its Affiliates, (iii) any issuance of bonds, debentures, preferred or prior preference equity interests senior to or otherwise affecting the Shares, (iv) the dissolution or liquidation of the Company or any of its Affiliates, (v) any sale or transfer of all or part of the assets or business of the Company or any of its Affiliates, or (vi) any Section 4.2 Event.
(b) Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure, equity interests or business of the Company by reason of any share split, reverse split, distribution of equity interests, combination or reclassification of Shares, recapitalization, merger, consolidation, spin off, reorganization or partial or complete liquidation, issuance of rights to purchase Shares or other equity interests convertible into Shares, sale or transfer of all or part of the Company’s assets or business, or other transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718 (each, a “Section 4.2 Event”), then (i) the aggregate number or kind of Shares or other securities that thereafter may be issued under the Plan, (ii) the number or kind of Shares or other property (including cash) subject to an Award, (iii) the purchase or exercise price of Awards or (iv) any performance-based criteria established in connection with Awards, shall be adjusted in each case by the Committee as the Committee determines, in its sole discretion and in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan; provided, that in the discretion of the Committee, the foregoing clause (iv) may also be applied in the case of any event relating to an Affiliate if the event would have been a Section 4.2 Event had the event related to the Company. In connection with any Section 4.2 Event, the Committee may provide for the cancellation of outstanding Awards and payment in cash or other property in exchange therefor. In addition, subject to Section 4.2(d), in the event of any change in the capital structure or equity interests of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), then the Committee may (but shall not be obligated to) make the adjustments described in clauses (i), (ii), (iii), and (iv) above as it determines, in its sole discretion and in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan. Notice of any such adjustment shall be given by the Committee, or otherwise made available, to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is provided) shall be binding for all purposes of the Plan. Except as expressly provided in this Section 4.2(b) or in an applicable Award agreement, a Participant shall have no additional rights by reason of any Section 4.2 Event or any Other Extraordinary Event. Notwithstanding the foregoing, (x) any adjustments made pursuant to Section 4.2(b) to Awards that are considered “non-qualified deferred compensation” within the meaning of Section 409A shall be made in a manner intending to comply with the requirements of Section 409A; and (y) any adjustments made pursuant to Section 4.2(b) to Awards that are not considered “non-qualified deferred compensation” subject to Section 409A shall be made in a manner intending that after such adjustment, the Awards either (A) continue not to be subject to Section 409A or (B) comply with the requirements of Section 409A.
(c) Fractional Shares resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding down fractions to the nearest whole Share. Unless otherwise determined by the Committee, no cash settlements shall be made with respect to fractional Shares eliminated by rounding.
(d) Upon the occurrence of an Acquisition Event, the Committee may terminate all outstanding and unexercised Options or any Other Share-Based Award that provide for a Participant-elected exercise (collectively, “Exercisable Awards”), effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of such Exercisable Awards that are then outstanding to the extent vested on the date such notice of termination is given (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event. If the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void and the applicable provisions of Section 4.2(b) and Article IX shall apply. For the avoidance of doubt, in the event of an Acquisition Event, the Committee may terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value on the date of the Corporate Transaction Event without payment of consideration therefor. If the Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article IX shall apply. Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

Article V
ELIGIBILITY

5.1 General Eligibility. All current and prospective Service Providers and current Non-Employee Directors are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion. Notwithstanding anything herein to the contrary, no Award under which a Participant may receive Shares may be granted to a Service Provider or Non-Employee Director of any Affiliate of the Company if such Shares do not constitute “service recipient stock” for purposes of Section 409A with respect to such Service Provider or Non-Employee Director if such Shares are required to constitute “service recipient stock” for such Award to comply with, or be exempt from, Section 409A.
5.2 General Requirement. The grant of Awards to a prospective Service Provider and the vesting and exercise of such Awards shall be conditioned upon such Person actually becoming a Service Provider; provided that no Award may be granted to a prospective Service Provider unless the Company determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions. Awards may be awarded in consideration for past services actually rendered to the Company or any of its Affiliates.
Article VI
OPTIONS

6.1 Options. The Committee shall have the authority to grant Options to any Service Provider or Non-Employee Director.
6.2 Terms of Options. Options shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee at the time of grant, provided that the per Share exercise price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
(b) Option Term. The term of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than 10 years after the date such Option is granted.
(c) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award agreement upon the occurrence of a specified event.
(d) Method of Exercise. Subject to any applicable waiting period or exercisability provisions, to the extent vested, an Option may be exercised in whole or in part at any time during the Option’s term, by giving written notice of exercise to the Committee (or its designee) specifying the number of Shares to be exercised. Such notice shall be in a form acceptable to the Committee and shall be accompanied by payment in full of the exercise price as follows: (i) (A) in cash or by check, bank draft or money order payable to the order of the Company; or (B) on such other terms and conditions as may be acceptable to the Committee (including the relinquishment of Options or by payment in full or in part in the form of Shares owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances)) and (ii) shall equal the product of such number of Shares to be purchased multiplied by the applicable exercise price. No Shares shall be issued until payment therefor, as provided herein, has been made or provided for.
(e) Termination by Death or Disability. Unless otherwise provided in the applicable Award agreement or otherwise determined by the Committee at grant, if a Participant’s Termination is by reason of death or Disability, all Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of 180 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Options.
(f) Involuntary Termination without Cause or for Good Reason. Unless otherwise provided in the applicable Award agreement or otherwise determined by the Committee at the time of grant, if a Participant’s Termination is by involuntary termination without Cause or by the Participant for Good Reason, all Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time within a period of 180 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Options.
(g) Termination for Cause; Voluntary Termination without Good Reason. Unless otherwise determined by the Committee, if a Participant’s Termination (i) is for Cause, or (ii) is voluntary and without Good Reason, all Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(h) Unvested Options. Unless otherwise provided in an Award Agreement or determined by the Committee, Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire on the date of such Termination.
(i) Form, Modification, Extension and Renewal of Options. Options may be evidenced by such form of agreement as is approved by the Committee. The Committee may (i) modify, extend or renew outstanding Options (provided that (A) the rights of a Participant are not substantially impaired without a Participant’s consent and (B) such action does not subject the Options to Section 409A without a Participant’s consent or otherwise extend the Options beyond their stated term), and (ii) accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor (to the extent not therefor exercised). Notwithstanding anything herein to the contrary, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved in accordance with applicable securities exchange rules.
(j) No Reload Options. Options shall not provide for the grant of the same number of Options as the number of Shares used to pay for the exercise price of Options or Shares used to pay withholding taxes (i.e., “reloads”).
(k) Other Terms and Conditions. As the Committee shall deem appropriate, Options may be subject to additional terms and conditions or other provisions, which shall not be inconsistent with any of the terms of this Plan.
Article VII
OTHER SHARE-BASED AWARDS

7.1 Other Awards. The Committee is authorized to grant Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including phantom restricted units, phantom restricted shares, restricted Shares, Shares awarded purely as a bonus and not subject to any restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or any of its Affiliates, unit appreciation rights, share appreciation rights, unit equivalent awards, share equivalent awards, deferred restricted units, and deferred restricted shares valued by reference to book value of Shares.
The Committee shall have authority to determine the Participants, to whom, and the time or times at which, Other Share-Based Awards shall be made, the number of Shares to be awarded pursuant to such Awards, and all other terms and conditions of the Awards.
7.2 Terms and Conditions. Other Share-Based Awards made pursuant to this Article VII shall be subject to the following terms and conditions:
(a) Rights as a Stockholder. The Committee shall determine to what extent, and under what conditions, the Participant shall have the rights of a stockholder of the Company with respect to Shares covered by Other Share-Based Awards, including the right to vote such Shares and the right to receive dividends with respect to such Shares.
(b) Vesting. Other Share-Based Awards and any underlying Shares shall vest or be forfeited to the extent set forth in the applicable Award agreement or as otherwise determined by the Committee. The Committee may, in its sole discretion, at or after grant, accelerate the vesting of all or any part of any Other Share-Based Award.
(c) Payment. Following the vesting of the Other Share-Based Awards, Shares or, as determined by the Committee, the cash equivalent of such Shares shall be delivered to the Service Provider or Non-Employee Director, or the Service Provider or Non-Employee Director’s legal representative, in an amount equal to such individual’s earned Other Share-Based Award. Notwithstanding the foregoing, the Committee may subject the payment of all or part of any Other Share-Based Award to additional vesting, forfeiture and deferral conditions as it deems appropriate. The grant of Other Share-Based Awards shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.
(d) Termination. Upon a Participant’s Termination for any reason prior to the vesting of the Other Share-Based Awards, all unvested Awards will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant, as provided in the Award agreement as applicable or, if no rights of a Participant are substantially impaired, thereafter.
Article VIII
TRANSFERABILITY

8.1 Non-Transferability of Options. No Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine that an Option that otherwise is not Transferable pursuant to this section is Transferable to a Family Member in whole or in part. An Option that is Transferred to a Family Member pursuant to the preceding sentence (a) may not be Transferred subsequently other than by will or by the laws of descent and distribution and (b) remains subject to the terms of the Plan and the applicable Award agreement.

8.2 Non-Transferability of Other Share-Based Awards. Unless otherwise determined by the Committee, no Other Share-Based Awards shall be Transferable by the Participant other than by will or by the laws of descent and distribution.
8.3 No Assignment of Benefits. Except as otherwise specifically provided in the Plan or permitted by the Committee, no Award or other benefit payable under the Plan shall be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be available for or subject to the debts, contracts, liabilities, engagements or torts of any Person entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person.
    8.4 Death/Disability. The Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary or advisable to establish the validity of the Transfer of an Award. The Committee also may require that the transferee agree to be bound by all of the terms and conditions of the Plan.
Article IX
CHANGE IN CONTROL PROVISIONS

In the event of a Change in Control of the Company, except as otherwise provided by the Committee in an Award agreement or otherwise agreed upon in writing, a Participant’s unvested Award(s) shall not vest and a Participant’s Award(s) shall be treated in accordance with one of the following methods as determined by the Committee:
(a) Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor, as determined in a manner consistent with the requirements of Section 409A, or be treated in accordance with Section 4.2(d), and Awards may, where appropriate in the discretion of the Committee, receive the same distribution as other Shares on such terms as determined by the Committee; provided that, the Committee may decide to award additional Awards in lieu of any cash distribution.
(b) Awards may be purchased by the Company or any of its Affiliates for an amount of cash equal to the Change in Control Price (as defined below) per Share covered by such Awards, less, in the case of an Appreciation Award, the exercise price per Share covered by such Award. The “Change in Control Price” means the price per Share paid in the Change in Control transaction, subject to adjustment as determined by the Committee for any contingent purchase price, escrow obligations, indemnification obligations or other adjustments to the purchase price after the consummation of such Change in Control.
(c) Appreciation Awards may be cancelled without payment therefor if the Change in Control Price is less than the exercise price per Share of such Appreciation Awards.
Notwithstanding anything else herein, the Committee may provide for accelerated vesting or lapse of restrictions, of an Award at any time.
Article X
TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board or the Committee (to the extent permitted by law), may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary or advisable to ensure that the Company may comply with any regulatory requirement referred to in Article XII or Section 409A), or suspend or terminate it entirely, retroactively or otherwise; provided that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be substantially impaired without the consent of such Participant.
The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided that no such amendment substantially impairs the rights of any Participant without the Participant’s consent. Actions taken by the Committee in accordance with Article IV shall be deemed to not substantially impair the rights of any Participant.
Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award at any time without any Participant’s consent to comply with Section 409A or any other applicable law.
Article XI
UNFUNDED PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Article XII
GENERAL PROVISIONS

12.1 Lock-Up; Legend. The Committee may require each Person receiving Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof and such other securities law related representations as the Committee shall request. In addition to any legend required by the Plan, the certificates or book entry accounts for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. In connection with registering the offering of any Company securities under the Securities Act, the Company may prohibit Participants from, directly or indirectly, selling or otherwise transferring, granting any option to purchase, otherwise transferring the economic risk of ownership in, making any short sale of, or contracting to do any of the foregoing with respect to, any interest in any Shares or other Company securities during any period determined by the underwriter or the Company. Each Participant agrees to sign such documents as may be required by the underwriter or the Company to effect the foregoing and agrees that the Company may impose stop transfer instructions with respect to Shares acquired pursuant to an Award until the end of such period.
All Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed or any national automated quotation system on which the Shares are then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If necessary or advisable in order to prevent a violation of applicable securities laws then, notwithstanding anything herein to the contrary, any Share-settled Awards shall be paid in cash in an amount equal to the Fair Market Value on the date of settlement of such Awards.
12.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements; and such arrangements may be either generally applicable or applicable only in specific cases.
12.3 No Right to Service/Directorship. Neither the Plan nor the grant of any Award thereunder shall give any Participant or other Person any right to employment, service, consultancy or directorship by the Company or any Affiliate, or limit in any way the right of the Company or any of its Affiliates to terminate any Participant’s employment, service, consultancy or directorship at any time.
12.4 Listing and Other Conditions. If at any time counsel to the Company shall be of the opinion that any offer or sale of Shares pursuant to an Award is or may be unlawful or prohibited, or will or may result in the imposition of excise taxes on the Company or any of its Affiliates, under the statutes, rules or regulations of any applicable jurisdiction or under the rules of the national securities exchange on which the Common Shares then are listed, the Company shall have no obligation to make such offer or sale, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to the Shares or Awards, and the right to exercise any Option or Exercisable Award shall be suspended until, in the opinion of said counsel, such offer or sale shall be lawful, permitted or will not result in the imposition of excise taxes on the Company or any of its Affiliates.
12.5 Governing Law. The Plan and matters arising under or related to it shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to its principles of conflicts of laws.
12.6 Construction. Unless a clear contrary intention appears: (a) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (b) reference to any Person includes such Person’s predecessors, successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or any Award agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to the Plan as a whole and not to any particular article, section or other provision hereof; (g) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of the Plan; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is used in the inclusive sense of “and/or”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (k) reference to dollars or $ shall be deemed to refer to U.S. dollars.
    12.7 Other Benefits. No Award, whether at grant or payment, shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any of its Affiliates or shall affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, unless expressly provided to the contrary in such benefit plan.

12.8 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Shares pursuant to any Awards.
12.9 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and each Award to an individual Participant need not be the same including in subsequent years.
12.10 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving Shares are intended to comply with any applicable exemptive condition under Rule 16b-3. The Board may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or advisable for the administration and operation of the Plan and the transaction of business thereunder.
12.11 Section 409A. Although the Company does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award constitutes “non-qualified deferred compensation” pursuant to Section 409A (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A. In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or for any damages for failing to comply with Section 409A. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:
    (a) A Termination of Services shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s services to the Company unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service. For purposes of determining a service recipient or employer in connection with a “separation from service” under the Plan within the meaning of Section 409A and in accordance with Section 1.409A-1(h)(3) of the Treasury Regulations, in the application of Sections 1563(a)(1), (2) and (3) of the Code to determine the controlled group under Section 414(b) of the Code, “at least 20 percent” shall replace “at least 80 percent” in every place it appears in Sections 1563(a)(1), (2) and (3) of the Code and, in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, “at least 20 percent” shall replace “at least 80 percent” in every place it appears in Section 1.414(c)-2 of the Treasury Regulations. Notwithstanding any provision to the contrary in the Plan or the Award, to the extent applicable, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death.
(b) With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, unless otherwise provided in the Award agreement at grant, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant’s “separation from service” within the meaning of Section 409A, subject to Section 12.11(a).
(c) For purposes of Section 409A, a Participant’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.
(d) Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.
12.12 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.
12.13 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
12.14 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

12.15 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
    12.16 Recoupment; Clawback. All Awards granted or other compensation paid by the Company under the Plan, including any Shares issued under any Award thereunder, will be subject to any compensation recapture, clawback, cancellation, recoupment, rescission, payback, remuneration adjustment, reduction of compensation or similar action in accordance with any Company clawback or similar or other policies established by the Board or the Committee from time to time, as well as any such policies required pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, other applicable local laws (as applicable to a Participant) or the rules of any national securities exchange on which the Shares are then traded. A Participant’s acceptance of an Award will constitute: (i) the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company, or any of the Company Affiliate’s, clawback or similar policy that may apply to a Participant, whether adopted before or after the Effective Date, and any applicable law relating to compensation recapture, clawback, cancellation, recoupment, rescission, payback, remuneration adjustment or reduction of compensation, and (ii) the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.
12.17 Reformation. If any provision set forth in the Plan or an Award agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.
12.18 Electronic Communications. Notwithstanding anything else herein to the contrary, any Award agreement, notice of exercise of an Exercisable Award, or other document or notice required or permitted by the Plan or an Award that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures also may be electronic unless otherwise determined by the Committee.
ARTICLE XIV
EFFECTIVE DATE OF PLAN
The Plan shall become effective on April 26, 2023 which is the date of its adoption by the Board, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware. If the Plan is not approved by the Company’s stockholders, this Plan will not become effective and no Awards will be granted under this Plan.
Article XIII
TERM OF PLAN

No Award shall be granted on or after the 10th anniversary of the Effective Date, provided that Awards granted prior to such 10th anniversary may extend beyond that date in accordance with the terms of the Plan.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V13696-P88957 For Against Abstain For Against Abstain ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ARES MANAGEMENT CORPORATION 2000 AVENUE OF THE STARS, 12TH FLOOR LOS ANGELES, CA 90067 1c. Antoinette Bush 1a. Michael J Arougheti 1b. Ashish Bhutani 1f. David B. Kaplan 1d. R. Kipp deVeer 1e. Paul G. Joubert 1i. Dr. Judy D. Olian 1j. Antony P. Ressler 1k. Bennett Rosenthal 1g. Michael Lynton 1h. Eileen Naughton Note: The proxies are authorized to vote and otherwise represent the stockholder(s) on such other business as may properly come before the meeting or any adjournment thereof. 2. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our 2023 fiscal year. 3. Approval of the Ares Management Corporation 2023 Equity Incentive Plan, as described in our 2023 proxy statement. 1. Election of Directors Nominees: ARES MANAGEMENT CORPORATION The Board of Directors recommends you vote FOR the director nominees in Proposal 1: The Board of Directors recommends you vote FOR each of Proposal 2 and Proposal 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ARES2023 You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V13697-P88957 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2022 Annual Report and Notice and Proxy Statement are available at http://materials.proxyvote.com/03990B ARES MANAGEMENT CORPORATION Annual Meeting of Stockholders June 12, 2023 3:30 PM, EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jarrod Phillips, Naseem Sagati Aghili and Anton Feingold, or any one of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of ARES MANAGEMENT CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held by live audio webcast at 3:30 PM, EDT on June 12, 2023 at www.virtualshareholdermeeting.com/ARES2023, and any adjournment or postponement thereof. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ARES2023, you must enter the control number found on the proxy card, voting instruction form or notice you receive. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. The Company's proxy materials are available at http://materials.proxyvote.com/03990B. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder(s) on any other matter that may properly come before the meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other business to be presented at the meeting. Your vote is important. Please vote immediately. Continued and to be signed on reverse side